Exhibit 10.8

LEASE AGREEMENT
BY AND BETWEEN
6200 STONERIDGE MALL ROAD INVESTORS LLC,
a Delaware limited liability company
AS LANDLORD
and
BLACKHAWK NETWORK, INC.,
an Arizona corporation
AS TENANT
Dated effective as of December 1, 2015

TABLE OF CONTENTS
Page
Index of Defined Terms............................................................................................................................iv
Basic Lease Information...........................................................................................................................vi

1.	Demise and Condition Precedent....................................................................................................1

2.	Premises...........................................................................................................................................1

3.	Term.................................................................................................................................................3

4.	Rent..................................................................................................................................................3

5.	Utilities and Services.....................................................................................................................14

6.	Late Charge....................................................................................................................................20

7.	Security Deposit.............................................................................................................................20

8.	Possession......................................................................................................................................21

9.	Use of Premises; Compliance With Laws......................................................................................21

10.	Condition of Premises....................................................................................................................24

11.	Surrender........................................................................................................................................25

12.	Alterations and Additions..............................................................................................................26

13.	Maintenance to and Repairs of Premises.......................................................................................29

14.	Landlord’s Insurance......................................................................................................................31

15.	Tenant’s Insurance.........................................................................................................................31

16.	Indemnification..............................................................................................................................33

17.	Subrogation....................................................................................................................................34

18.	Signs...............................................................................................................................................34

19.	Free From Liens.............................................................................................................................36

20.	Entry By Landlord.........................................................................................................................36

21.	Destruction and Damage................................................................................................................36

22.	Condemnation................................................................................................................................39

23.	Assignment and Subletting............................................................................................................40

24.	Default............................................................................................................................................46

25.	Landlord’s Remedies.....................................................................................................................50

26.	Landlord’s Right to Perform Tenant’s Obligations........................................................................51

27.	Attorneys’ Fees..............................................................................................................................52

28.	Taxes..............................................................................................................................................52

29.	Effect of Conveyance.....................................................................................................................53

30.	Tenant’s Estoppel Certificate.........................................................................................................53

31.	Subordination.................................................................................................................................53

i

32.	Environmental Covenants..............................................................................................................55

33.	Notices...........................................................................................................................................58

34.	Waiver............................................................................................................................................58

35.	Holding Over..................................................................................................................................58

36.	Successors and Assigns..................................................................................................................59

37.	Time...............................................................................................................................................59

38.	Brokers...........................................................................................................................................59

39.	Limitation of Liability....................................................................................................................59

40.	Financial Statements......................................................................................................................60

41.	Rules and Regulations....................................................................................................................60

42.	Mortgagee Protection.....................................................................................................................61

43.	Parking...........................................................................................................................................61

44.	Entire Agreement; No Oral Modification; Joint and Several Liability..........................................63

45.	Interest............................................................................................................................................63

46.	Governing Law; Construction........................................................................................................63

47.	Representations and Warranties of Tenant.....................................................................................64

48.	Representations and Warranties of Landlord.................................................................................65

49.	Name of Building...........................................................................................................................66

50.	Security..........................................................................................................................................66

51.	Governing Law; Waiver of Trial by Jury; Judicial Reference; Consent to Venue.........................66

52.	Recordation....................................................................................................................................68

53.	Right to Lease................................................................................................................................68

54.	Force Majeure................................................................................................................................68

55.	Quiet Enjoyment............................................................................................................................69

56.	Acceptance.....................................................................................................................................69

57.	No Setoff........................................................................................................................................69

58.	Non-Disclosure of Lease Terms.....................................................................................................69

59.	Option to Extend............................................................................................................................70

60.	Right of First Offer.........................................................................................................................74

61.	Option to Terminate.......................................................................................................................76

62.	Counterparts...................................................................................................................................78

63.	Miscellaneous................................................................................................................................78

INDEX OF EXHIBITS

A-1	Diagram of the Premises
A-2	Site Plan
B	Tenant Improvements Work Letter
C	Rules and Regulations
D	Form of Estoppel Certificate
E	Tenant's Insurance Requirements for Vendors and Contractors

Index of Defined Terms

6210 Building	73	First Offer Notice	73
Accessibility Laws	22	First Offer Space	73
Additional Rent	3	Force Majeure	68
Affiliate	45	Green Building Standards	55
Alteration	25	Hazardous Materials	54
Alterations	25	Holder	60
Annual Statement	10	Independent CPA	13
Anti-Terrorism Law	64	Interest Rate	62
Base Operating Expenses	7	Landlord	52
Base Rent	3	Landlord Insureds	31
Base Taxes	7	Landlord Parties	59
Base Year	7	Landlord's Agents	22
Base Year Statement	10	Laws	21
Basic Lease Information	1	Lease	1
Building	1	Mold Conditions	29
Building Systems	4	Mold Prevention Practices	29
Building's Sustainability Practices	55	Net Worth	45
Carbon Offset Costs	19	Normal Business Hours	14
Carbon Tax	19	Operating Expenses	3
Casualty Discovery Date	36	Option Notice	69
Casualty Election Notice	36	Outside Agreement Date	70
Chronic Delinquency	47	Parking Areas	2
Chronic Overuse	47	Permitted Electrical Usage	14
Commencement Date	3	Permitted Transfer	45
Common Areas	2	Permitted Transfer Costs	41
Comparison Leases	70	Premises	1
Computation Year	7	Prevailing Market Rate	70
Condemnation	38	Private Restrictions	21
Construction Rules and Regulations	26	Prohibited Person	64
control	45	Project	1
Default	46	Proportionate Share	10
Dish	23	Refusal Notice	48
Early Termination Date	75	Related Corporation	45
Early Termination Notice	75	Rent	12
Election Date	74	Report Date	13
Electric Service Provider	15	Right of First Offer	73
Environmental Laws	54	Rules and Regulations	60
Excused Rent	14	Safeway	1
Executive Order No. 13224	64	Safeway Lease	1
Expense Adjustment Deadline	7	Security Deposit	20
Expense Claim	13	Signage Criteria	34
Expenses	3	Specialty Alterations	25
Expiration Date	3	Sublease	1
Extension Option	69	substantially all of Tenant's assets	45
Extension Term	69	Successor Landlord	53

Superior Mortgage(s)	53	Termination Fee	75
Superior Mortgagee	53	Termination Option	75
Superior Rights	73	Transfer Premium	41
Taxes	6	USA Patriot Act	64
Tenant's Agents	21	Utilities	6
Tenant's CPA	13	Utility	6
Tenant's Property	31	Utility Expenses	6
Tenant's Election Notice	74	Visitors	62
Term	3	Wi-Fi Network	28
Termination and Turn-Over Agreement	1

v

LEASE AGREEMENT
BASIC LEASE INFORMATION

Lease Date:	effective as of December 1, 2015
Landlord:	6200 STONERIDGE MALL ROAD INVESTORS LLC, a Delaware limited liability company
Landlord’s Address:	c/o UBS Realty Investors LLC 455 Market Street, Suite 1000 San Francisco, California 94105 Attention: Asset Manager, Pleasanton Corporate Commons

All notices sent to Landlord under this Lease shall be sent to the above address, with simultaneous copies to:
UBS Realty Investors LLC
Ten State House Square, 15th Floor
Hartford, Connecticut 06103-3604
Attention: General Counsel
and
Hines
6200 Stoneridge Mall Road, Suite 130
Pleasanton, California 94588
Attention: Property Manager

Tenant:	BLACKHAWK NETWORK, INC., an Arizona corporation
Tenant’s Address:	6220 Stoneridge Mall Road Pleasanton, California 94588 Attention: Facilities

All notices sent to Tenant under this Lease shall be sent to the above address, with simultaneous copies to:
Tenant at the Premises
Attention: General Counsel
and
Donahue Fitzgerald LLP
1646 N. California Boulevard, Suite 250
Walnut Creek, CA 94596
Attention: Douglas A. Crosby, Esq.

Premises Square Footage:	Approximately 148,902 rentable square feet
Premises Address:	6220 Stoneridge Mall Road Pleasanton, California 94588
Project:
Pleasanton Corporate Commons: 6200, 6210, 6220 and 6230 Stoneridge Mall Road, Pleasanton, California, consisting of approximately Five Hundred Ninety-Five Thousand Six Hundred Eight (595,608) rentable square feet of building space among four (4) office buildings, together with the land on which such buildings are situated and all Common Areas (as hereinafter defined).

Building:	6220 Stoneridge Mall Road, Pleasanton, California 94588

Tenant’s Proportionate Share of Project:	25%, subject to adjustment as provided in Paragraph 4(c)
Tenant’s Proportionate Share of Building:	100%
Length of Term:	One Hundred Thirty-Seven (137) months
Commencement Date:	December 1, 2015
Expiration Date:	April 30, 2027
Base Rent:	Period	Monthly Base Rent
	December 1, 2015 – April 30, 2016	$268,023.60*
	May 1, 2016 – April 30, 2017	$282,913.80
	May 1, 2017 – April 30, 2018	$424,370.70
	May 1, 2018 – April 30, 2019	$437,101.82
	May 1, 2019 – April 30, 2020	$450,214.88
	May 1, 2020 – April 30, 2021	$463,721.32
	May 1, 2021 – April 30, 2022	$477,632.96
	May 1, 2022 – April 30, 2023	$491,961.95
	May 1, 2023 – April 30, 2024	$506,720.81
	May 1, 2024 – April 30, 2025	$521,922.43
	May 1, 2025 – April 30, 2026	$537,580.12
	May 1, 2026 – April 30, 2027	$553,707.51
Prepaid Base Rent:	Two Hundred Seventy-Eight Thousand Four Hundred Forty-Six and 74/100 Dollars ($278,446.74)
Base Year:	the calendar year 2010 for the period through April 30, 2017 the calendar year 2017 from and after May 1, 2017
Security Deposit:	Three Hundred Thousand Dollars ($300,000.00)
Permitted Use:	General office and administration, and uses ancillary thereto that are consistent with the standards of a “Class A” office building.
Parking Spaces:
Five Hundred Six (506) parking spaces, with certain designated spaces as provided in Paragraph 43(a) below. All such parking shall be rent free, other than any charges referenced in Paragraph 43(d) below.

Broker(s):	Colliers International (Landlord’s Broker) Jones Lang LaSalle (Tenant’s Broker)

LEASE AGREEMENT
THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant as of the Lease Date. The defined terms used in this Lease Agreement which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the respective meanings and definitions given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Index of Exhibits, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as this “Lease”. All such exhibits, addendum or addenda attached to this Lease are herein incorporated by reference, and capitalized terms used in such exhibits, addendum or addenda but not defined herein shall have the meanings ascribed to them in this Lease.

1.	DEMISE AND CONDITION PRECEDENT
(a)    In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.
(b)    The parties hereby acknowledge that a portion of the Premises are currently occupied by Tenant pursuant to that certain Sublease Agreement dated July 29, 2010 by and between Safeway Inc. (“Safeway”), as sublandlord, and Tenant, as subtenant (as amended, the “Sublease”). The Sublease is expressly subject and subordinate to that certain Amended and Restated Office Building Lease effective March 16, 2000 (as amended, the “Safeway Lease”), between Landlord (as successor in interest to California Corporate Properties C, LLC, a Delaware limited liability company) and Safeway (as successor in interest to Charles Schwab & Co., Inc.). Substantially concurrently herewith, Landlord, Tenant and Safeway anticipate entering into an agreement providing for the early termination of the Safeway Lease, to be effective as of the day prior to the Commencement Date, and also providing for the conditions under which Safeway will vacate and surrender portions of the Premises to Tenant (the “Termination and Turn-Over Agreement ”, and the parties acknowledge that concurrently with the termination of the Safeway Lease, the Sublease shall also terminate, but that Tenant’s occupancy rights in the Premises shall be uninterrupted between the termination of the Sublease and the commencement of this Lease. The effectiveness of this Lease is expressly contingent upon the full execution and delivery of the Termination and Turn-Over Agreement.

2.	PREMISES
The Premises demised by this Lease are located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises and the Project have the address and contain the square footage specified in the Basic Lease Information; provided that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraphs 4(d)(iii) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The general outline of the Premises is depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. For the avoidance of doubt, Landlord and Tenant acknowledge and agree that the Premises does not include: (a) any exterior walls or exterior windows, glass or glazing; (b) the roof (structure or membrane) and Building foundation; (c) electrical rooms not specifically designated for Tenant's use; (d) janitor's closets; (e) Building Systems, elevators or stair wells; provided, however that all or portions of such areas may have been included in the determination of rentable square footage of the Premises. Tenant shall have the non-exclusive right (in common with the other tenants of the Project, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that with respect to the Project’s parking areas (the “Parking Areas”), Tenant shall have only the rights set forth in the Basic Lease Information and in Paragraph 43 below. For purposes of this Lease, “Common Areas” means all areas and facilities outside the Premises and within the exterior boundary line of the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, visitors, clients, customers and invitees.

Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, the Building and/or the Project, including, but not limited to, changes in the location, size, shape and number of driveways, entrances, parking spaces (but in no event materially reducing the number thereof from what is shown on Exhibit A-2 hereto), parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof, and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Landlord may, in its sole discretion, deem appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, meters, and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or elsewhere in the Building. Landlord shall use reasonable efforts while conducting any of the foregoing activities to minimize any interference with Tenant’s use of the Premises and the Parking Areas, but Landlord shall not be subject to liability nor shall Tenant be entitled to any compensation or abatement or diminution of “Rent” (as defined below) as a result of such activities, alterations or changes. Notwithstanding the foregoing, if Landlord makes any alterations to the Common Areas pursuant to its rights under this Paragraph 2, Landlord agrees that such alterations shall not unreasonably interfere with Tenant’s use of, or access to, the Premises, or materially reduce the number of unreserved parking spaces located within the Parking Areas.
No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. Noise, dust or vibration or other incidents to construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord. Subject to the terms of Paragraph 50 below, Landlord shall have the absolute right at all times, including an emergency situation, to limit, restrict, or prevent access to the Premises, the Building, and/or the Project in response to an actual, suspected, perceived, or publicly or privately announced health or security threat.

3.	TERM
The term of this Lease (the “Term”) shall commence on December 1, 2015 (the “Commencement Date”) and shall terminate on April 30, 2027 (the “Expiration Date”).

4.	RENT
(a)    Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month of the Term, without further notice or demand and without abatement, offset, rebate, credit or deduction for any reason, except as specifically set forth in this Lease, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”). Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit and Prepaid Base Rent, specified in the Basic Lease Information to be applied toward Base Rent for the first full calendar month for which Base Rent is due.
(b)    Additional Rent. As used in this Lease, the term “Additional Rent” means all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease, and “Expenses” means the total of Operating Expenses and Taxes.
(i)    During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (A) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Operating Expenses (as defined below) attributable to each Computation Year (as defined below) over Base Operating Expenses (as defined below), and (B) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Taxes (as defined below) attributable to each Computation Year over Base Taxes (as defined below). If during any Computation Year, Operating Expenses or Taxes decrease below the amount of Base Operating Expenses, or Base Taxes, respectively, Tenant’s Proportionate Share(s) of the applicable passthrough for such Computation Year shall be $0, and Tenant shall not be entitled to any decrease in Base Rent or credit against amounts due hereunder.
(ii)    As used in this Lease, the following terms shall have the meanings specified:
(A)    “Operating Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, but not limited to, all the following items:
(1)    Common Area Operating Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including any Parking Areas and all costs of resurfacing and restriping Parking Areas, owned or controlled by Landlord for the use of tenants, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas (including, signs and directories for the Building and/or the Project), landscaping (including maintenance contracts and fees to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.
(2)    Parking Charges; Public Transportation Expenses. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Building or the Project, and the cost of maintaining any public transit system, vanpool, transportation management program, or other public or semi-public transportation requirements imposed in connection with Landlord’s ownership and operation of the Building and/or the Project.
(3)    Maintenance and Repair Costs. All costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof and the personal property used in conjunction therewith (including insurance deductibles) and including, but not limited to: (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal; (b) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof; (c) all costs to monitor, maintain, repair and replace the heating, ventilation, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the “Building Systems”); (d) the cost of all cleaning and janitorial services and supplies, the cost of window glass replacement and repair; (e) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in the operation or maintenance of the Building; (f) costs for improvements made to the Project which, although capital in nature, Landlord reasonably determines are necessary and reasonably expected to enhance and improve security at the Project; (g) costs of energy audits and commissioning the Building for purposes of improving energy efficiency; and (h) costs of applying for, obtaining, maintaining, managing, and reporting associated with the Building’s Sustainability Practices and the applicable “Green Building Standards”, if any (defined below).
(4)    Life Safety and Security Costs. All costs to install, maintain, monitor, repair and replace all life safety systems, including, but not limited to: (a) all fire alarm systems, serving the Premises, the Building, and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise; and (b) all costs of security and security systems at the Project, including, but not limited to, (i) wages and salaries (including management fees) of all employees engaged in the security of the Project, (ii) all supplies, materials, equipment, and devices used in the security of the Project, and any upgrades thereto, and (iii) all service or maintenance contracts with independent contractors for Project security, including, but not limited to, alarm service personnel, security guards, watchmen, and any other security personnel.
(5)    Management and Administration. All costs for management and administration of the Building, and/or the Project or any part thereof, including commercially reasonable fees and costs for property management services (not to exceed three percent (3%) of the Project’s gross receipts), accounting, auditing, sustainability measuring, monitoring and reporting, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located at the Project or off-site up to the level of a Building or Project Manager, payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Project, and market office rent for the Building and/or Project management office or the rental value of such office if it is located within the Building and/or the Project; provided such office is reasonably sized for the size of the Project.
(6)    Capital Improvements. Amounts paid for capital improvements or other costs incurred in connection with the Building or the Project (a) which are reasonably intended and expected to affect in a positive manner economies in the operation or maintenance of the Building or the Project, or any portion thereof, (b) that are required to comply with present or anticipated conservation programs, (c) which are replacements or modifications of structural or nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (d) which are required under any Laws in effect or as interpreted after the Commencement Date or insurance requirements, (e) which Landlord determines, in its reasonable discretion, are necessary and reasonably expected to promote the health or safety of occupants of the Building or the Project, including improvements to enhance and improve security at the Building or the Project, (f) which Landlord determines, in its reasonable discretion, are necessary and reasonably expected to improve the Building’s or the Project’s energy and water efficiency, including, but not limited to, bringing the Building or the Project into compliance with current energy and water efficiency standards and codes, (g) which Landlord determines, in its reasonable discretion, are necessary to improve the Building’s indoor air quality, or (h) which Landlord determines, in its reasonable discretion, are necessary to comply with the Building’s Sustainability Practices and the applicable Green Building Standards, if any. Notwithstanding anything to the contrary contained in this Lease, no other capital costs shall be included in Operating Expenses, and to the extent capital costs are includable in Operating Expenses in accordance with this Paragraph 4(b)(ii)(A)(6), such costs shall be amortized over the useful life of the subject capital item as reasonably determined by Landlord in accordance with generally accepted real estate accounting principles, consistently applied.
(7)    Compliance with Laws. All non-capital costs to comply with the requirements of any Laws.
(8)    Environmental. All non-capital costs to comply with the Building’s Sustainability Practices and the applicable Green Building Standards, if any.
(9)    Alternative Transportation. Any and all costs of implementation of Landlord’s alternative transportation programs, or compliance with governmental requirements for alternative transportation, if any.
(10)    Insurance Expenses. The total costs and expenses paid or incurred by Landlord in connection with obtaining insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, including, but not limited to, premiums for “Causes of Loss – Special Form” or “All Risk” property insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance. Without limiting the generality of the above, such Insurance Expenses may include the cost of “green building” endorsements to its property insurance policies to ensure that the property insurance proceeds are sufficient to restore the Building to the condition that may be required to meet the applicable Green Building Standards, if any. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises, the Building, or the Project.
(B)    “Utility Expenses” means the cost of all electricity, water, gas, sewers, oil and other utilities (individually, “Utility” and collectively, “Utilities”), including any surcharges and including the cost to purchase or supply green or renewable energy or renewable energy credits for the Premises, the Building and/or the Project or any part thereof that are not separately metered to Tenant or any other tenant, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building and/or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as provided in Paragraph 5 below. In addition, if submetering of spaces shall be required by applicable Laws, Utility Expenses shall include the cost of purchasing, installing, monitoring, repairing and replacing such submeters.
(C)    “Taxes” means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included in any tax bill for the Building or the Project or any part thereof, including, but not limited to, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty, sales tax, rent tax, occupancy tax, carbon tax, payroll tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, (i) any gross income, gross receipts or excise tax levied by any of the foregoing authorities with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Areas. “Taxes” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any Taxes. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased Taxes, regardless of the cause, shall be included within the definition of real property taxes for purposes of this Lease.
(D)     “Base Year” means the calendar year specified in the Basic Lease Information.
(E)    “Base Operating Expenses” means the amount of Operating Expenses for the Base Year; provided, however, that Landlord hereby agrees that in the event Landlord elects to maintain earthquake or terrorism insurance coverage for the Building during any Comparison Year, and Landlord did not maintain earthquake or terrorism insurance coverage for the Building during the Base Year, then the cost of such new or added coverage shall be added to the Base Operating Expenses (but at the rate which would have been in effect during the Base Year or the rate in effect during such subsequent calendar year, whichever is lower) for the Comparison Year(s) in which such earthquake or terrorism insurance coverage is actually maintained.
(F)    “Base Taxes” means the amount of Taxes for the Base Year.
(G)    “Computation Year” means each twelve (12) consecutive month period commencing January 1 of each year during the Term following the Base Year.

(H)     “Expense Adjustment Deadline” means December 31 of the calendar year following the year in which this Lease expires or terminates. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to pay any Expenses to Landlord which are first billed by Landlord after the Expense Adjustment Deadline; provided, however, nothing contained herein shall be deemed to relieve Tenant from its liability to pay Tenant’s Proportionate Share of Expenses under this Lease which were billed by Landlord prior to the Expense Adjustment Deadline. Similarly, Landlord shall have no obligation to return, rebate or credit to Tenant any refund, rebate, or return of Expenses credited to or received by Landlord after the Expense Adjustment Deadline.
(c)    Exclusions from Expenses. Notwithstanding anything to the contrary contained in Paragraph 4(b) above, Operating Expenses” shall not include the following:
(i)    Any costs or expenses for which Landlord is reimbursed, whether by an insurer, indemnitor, tenant, condemnor, or otherwise (other than by tenants as operating expenses);
(ii)    Overhead and administrative costs of Landlord not directly incurred in the operation and maintenance of the Premises, the Building or the Project;
(iii)    Depreciation or amortization of the Premises, the Building, the Project or the contents or components thereof, except as specifically permitted under Paragraph (b)(ii)(A)(6) above;
(iv)    Expenses for the preparation of leasable space which Landlord performs for any tenant or prospective tenant of the Project;
(v)    Expenses for repairs or other work caused by insured casualty, including fire, windstorm, or any other casualty, except to the extent of Landlord’s commercially reasonable insurance deductible(s);
(vi)    Expenses incurred in leasing or obtaining new tenants or retaining existing tenants in the Project, including leasing commissions, legal expenses, advertising, entertaining or promotion including disputes with tenants and/or prospective tenants;
(vii)    Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the Project or any Common Areas, transfer or recordation of taxes and other charges in connection with the transfer of ownership in the Premises, the Building or the Project, land trust fees, and rental due under any ground lease related to the Project or any portion thereof;
(viii)    Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty;
(ix)    The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or which Landlord provides selectively to one or more tenants of the Project, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s). This category shall include the actual cost of any special electrical, heating, ventilation or air conditioning required by any tenant that exceeds normal building standards or is required during times in excess of the standard business hours stated in this Lease;
(x)    Accounting and legal fees relating to any specific lease or tenant, or to the enforcement of the terms of any lease;
(xi)    Any interest or penalty incurred due to the late payment of any operating expense and/or real estate tax;

(xii)    The cost of any penalty or fine incurred for noncompliance with any Laws applicable to the Project (provided, however, that the cost of correcting such violation, as opposed to penalties assessed in excess of such corrective costs and which would not be incurred but for such violation, may be included within Operating Expenses, subject to the limitations otherwise set forth herein), and any cost to test, survey, cleanup, contain, abate or remove any Hazardous Substances (as hereinafter defined), including asbestos containing materials from the Building, the Project or any Common Areas or to remedy any breach or violation of any Environmental Law (as hereinafter defined); provided, however, that costs incurred in the cleanup or remediation of de minimis amounts of Hazardous Materials (other than asbestos) customarily used in office buildings or used to operate motor vehicles and customarily found in parking facilities shall be included as Operating Expenses;
(xiii)    Any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Premises, the Building or the Project;
(xiv)    Any costs or expenses for the acquisition or leasing of sculpture, paintings, or other works of fine art;
(xv)    All bad debt loss, rent loss, or reserve for bad debt or rent loss;
(xvi)    Payroll and payroll related expenses for any employees in commercial concessions operated by Landlord;
(xvii)    Wages, salaries, employee benefits, payroll taxes and/or other labor costs for Landlord employees above the level of a Building Manager or Project Manager;
(xviii)    Costs, fines, interest, penalties, liquidated damages and other expenses incurred by Landlord due to (a) the gross negligence or willful misconduct of Landlord or its employees, agents and contractors, (b) late payment on any obligation, (c) failure to comply with any laws, rules, regulations or orders of any governmental authority, (d) failure to comply with any contractual requirements relating to any services, materials, equipment, or other apparatus used in connection with the operation, maintenance, repair, or management of the Premises, the Building or the Project, or (e) default under other leases or other contractual requirements with respect to other tenants in the Project;
(xix)    Advertising, promotion and marketing expenses;
(xx)    Costs or fees related to the defense of Landlord’s title to the Project;
(xxi)    Payments in respect of overhead or profit to subsidiaries or affiliates of Landlord, or to any party as a result of a non-competitive selection process, for management or other services in or to the Project, or for supplies or other materials to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies, or materials exceeded the costs had the services, supplies, or materials been provided by parties unaffiliated with the Landlord on a competitive basis; and
(xxii)    Any capital costs except as specifically permitted under Paragraph (b)(ii)(A)(6) above.
(d)    Payment of Additional Rent.
(i)    Prior to the commencement of each Computation Year or as soon thereafter as practicable, Landlord shall notify Tenant of Landlord’s reasonable estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the ensuing Computation Year (which reasonable estimate and all other statements related to Expenses to be provided by Landlord to Tenant hereunder shall be in writing and in reasonable detail), and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord reasonably determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may reasonably revise the estimate for such Computation Year provided that Landlord may not so revise its estimate more than one time per Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By April 1 following the Base Year, Landlord shall endeavor to provide Tenant a reasonably detailed written statement (a “Base Year Statement”) showing Expenses for the Base Year. By April 1 of each calendar year following the initial Computation Year, Landlord shall endeavor to provide to Tenant a statement (an “Annual Statement”) showing the actual Additional Rent due to Landlord under Paragraph 4(b) for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year under Paragraph 4(b) is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within ten (10) business days after receipt of such Annual Statement from Landlord. Any overpayment by Tenant of Additional Rent under Paragraph 4(b) for the prior Computation Year shall, at Landlord’s option, be credited against past due or current amounts owed by Tenant or returned to Tenant in a lump sum payment within ten (10) business days after delivery of such Annual Statement, unless such overpayment relates to the last Computation Year of this Lease in which event Landlord shall make such lump sum payment within ten (10) business days after the delivery of such Annual Statement, provided Tenant is not otherwise in Default hereunder.
(ii)    Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Even though this Lease has expired or terminated and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, subject to the provisions of Paragraph (b)(ii)(H), Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment of Additional Rent. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.
(iii)    Landlord, in its reasonable discretion, may allocate Operating Expenses or Taxes among office, retail or other portions or occupants of the Project. With respect to Expenses which Landlord allocates to the Building, Tenant’s Proportionate Share shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building. With respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant’s Proportionate Share shall be, with respect to Operating Expenses or Taxes which Landlord allocates to the Project as a whole, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Project and, with respect to Expenses which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its reasonable discretion and furnished to Tenant in writing, in either case as reasonably adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project. Without limiting the generality of the foregoing, Landlord shall have the right to adjust Tenant’s Proportionate Share(s) of any Operating Expenses based upon Tenant’s use of Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant, so that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such Utilities and similar services. If Tenant disputes any such estimate or determination of such Utilities, then Tenant shall either pay the estimated amount or, with the prior written approval of Landlord, which approval may be given or withheld in Landlord’s sole and absolute discretion, cause the Premises to be separately metered at Tenant’s sole expense (unless such meter shows that Tenant was not using excess Utilities or causing excess Utility expenses to be incurred, in which event Landlord shall be responsible for the cost of such meter).
(iv)    If the average occupancy level of the Building or the Project for the Base Year and/or any subsequent Computation Year is not one hundred percent (100%) of full occupancy, then the Expenses for such year shall be adjusted by Landlord, in its reasonable discretion, to reflect the Expenses which would have been paid or incurred had the Building or the Project, as applicable, been one hundred percent (100%) occupied during such year.
(v)    Without limiting the foregoing terms of Paragraph 4(c), in connection with and following any physical changes or modifications to the Building and/or the Project, Landlord reserves the right to remeasure the Building and/or the Project in accordance with the commonly used or current or revised standards promulgated from time to time by the Building Owners and Managers Association (BOMA) or other generally accepted measurement standards utilized by Landlord and to thereafter adjust the Proportionate Share(s) of Tenant and any other affected tenants of the Building and/or the Project. Following receipt of written notice from Landlord of such re-measurement, Tenant’s Proportionate Share of the Project and Tenant’s Proportionate Share of the Building shall be adjusted in accordance with such revised measurements.
(vi)    Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Annual Statement, an increase or decrease in Taxes occurs for the applicable Computation Year or Base Year (whether by reason of reassessment, supplemental assessment, error, or otherwise), Taxes for such Computation Year or the Base Year (and in the case of an adjustment in the Base Year, the Taxes for subsequent Computation Years) shall be retroactively adjusted. If, as a result of such adjustment, Tenant has underpaid or overpaid Tenant’s Proportionate Share of Taxes, Tenant shall pay Landlord the amount of such underpayment within ten (10) business days after receipt of an invoice therefor, or Landlord, at Landlord’s option, shall credit the amount of such overpayment against past due or current amounts owed by Tenant or return the overpayment to Tenant in a lump sum payment, unless such overpayment relates to the last Computation Year of this Lease in which event Landlord shall return the overpayment to Tenant in a lump sum payment provided Tenant is not otherwise in Default hereunder.
(e)    General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 45 below, are referred to collectively as the “Rent”. All Rent shall be paid in lawful money of the United States of America and through a domestic branch of a United States financial institution, by check or electronic payment. Checks are to be made payable to “6200 Stoneridge Mall Road Investors LLC” and shall be mailed to: Department 33149, P.O. Box 39000, San Francisco, California 94139 3149, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. Wiring instructions for electronic payments will be provided separately. Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.
(f)    Partial Payment. No writing on any check, or statement in any letter or other document accompanying any payment of Rent from Tenant, and no acceptance by Landlord of less than the full amount of Rent owing, shall affect any accord and satisfaction. Any such partial payment shall be treated as a payment on account, and Landlord may accept such payment without prejudice to Landlord’s right to recover any balance due or to pursue any other remedy permitted by this Lease. Accordingly, Tenant hereby waives the provisions of California Uniform Commercial Code Section 3311 (and any similar Law that would permit an accord and satisfaction contrary to the provisions of this Paragraph 4(f)). Tenant waives any right to specify the items against which any Rent paid is to be credited, and Landlord may apply such payments to any Rent due or past due under this Lease. No payment, receipt or acceptance of Rent following (i) any Default (as hereafter defined); (ii) the commencement of any action against Tenant based on such Default; (iii) termination of this Lease or the entry of judgment against Tenant for possession of the Premises; or (iv) the exercise of any other remedy by Landlord, shall cure the Default, reinstate this Lease, grant any relief from forfeiture, continue or extend the Term, or otherwise affect or constitute a waiver of Landlord’s right to or the exercise of any remedy, including Landlord’s right to terminate this Lease and recover possession of the Premises; provided, however, the full payment of all amounts required to cure any monetary Default shall operate to cure said Default if paid within the time period provided in California Code of Civil Procedure §1161(2). Tenant acknowledges and agrees that the foregoing constitutes actual notice to Tenant of the provisions of California Code of Civil Procedure §1161.1(c). In order to give effect to the foregoing provisions, Landlord may (but is not required to) return to Tenant, at any time within fifteen (15) days after receiving same, any payment of any monetary amounts received from Tenant, including, but not limited to, Rent (x) that was paid following any Default (irrespective of whether Landlord has commenced the exercise of any remedy), or (y) that is less than the amount due or owed. Each such returned payment (whether made by returning Tenant’s actual check, or by issuing a refund in the event Tenant’s check was deposited whether or not Tenant actually deposits or accepts such refund) shall establish that such payment was not received or approved by Landlord.
(g)    Annual Statements Binding. Every Annual Statement given by Landlord pursuant to Paragraph 4(c) shall be conclusive and binding upon Tenant, unless within nine (9) months after receipt of the applicable Annual Statement, Tenant shall notify Landlord, in writing, that it disputes the correctness thereof, specifying the particular respects in which the Annual Statement is claimed to be incorrect (an “Expense Claim”). Pending the determination of such dispute, Tenant shall, within ten (10) business days after receipt of such Annual Statement, pay Additional Rent in accordance with Landlord’s Annual Statement and such payment shall be without prejudice to Tenant’s position. Tenant shall have the right to dispute the correctness of the Base Year Statement within nine (9) months of Tenant’s receipt of the Base Year Statement by written notice to Landlord as set forth above, or at the time it first disputes the correctness of an Annual Statement.
(h)    Audit Rights. Provided that Tenant timely delivers an Expense Claim to Landlord, Tenant’s CPA (as hereinafter defined) shall have the right, at Tenant’s sole cost and expense, upon at least thirty (30) days’ prior notice to Landlord, at any time during regular business hours, to review and photocopy Landlord’s records pertaining to Expenses for the immediately preceding Computation Year and for the Base Year, as set forth above. The inspection of Landlord’s records must be completed within thirty (30) days after such records are made available to Tenant’s CPA, and the written determination of Tenant’s CPA must be delivered to Landlord within nine (9) months after Tenant’s receipt of the applicable Annual Statement. If Tenant fails to deliver the written determination of Tenant’s CPA within said nine (9) month period, Tenant shall forfeit any right to claim a refund, rebate, or return of Expenses set forth in the applicable Annual Statement. Any certified public accountant engaged by Tenant (“Tenant’s CPA”) to inspect Landlord’s records shall not be compensated on a contingency basis, in whole or in part, and shall be subject to Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay. If, following the date Landlord receives the written report of Tenant’s CPA (the “Report Date”), Landlord disputes the findings therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, which the parties agree to attempt to do reasonably and in good faith, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, who shall in turn jointly select a third, independent certified public accountant (the “Independent CPA”). Within sixty (60) days after selection, the Independent CPA shall review the relevant records relating to Tenant’s Expense Claim and determine the proper amount payable by Tenant, which determination shall be final and binding upon the parties. If the Independent CPA determines that the amount of Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Independent CPA’s decision, without interest. The fees and costs of the Independent CPA shall be paid by Tenant unless the Independent CPA determines that Tenant has overpaid Expenses for the applicable Computation Year, in the aggregate, by more than five percent (5%), in which case Landlord shall pay the fees and costs of the Independent CPA, up to a maximum amount of Five Thousand Dollars ($5,000.00), and Tenant shall pay any remaining balance owing to the Independent CPA. Tenant shall keep all information obtained by Tenant in connection with its review of Landlord’s records confidential and shall use reasonable diligence to obtain the agreement of Tenant’s CPA and the Independent CPA to keep all such information confidential. Landlord may condition inspection of Landlord’s records by Tenant’s CPA or the Independent CPA upon receipt of an executed confidentiality agreement reasonably acceptable to Landlord. Tenant agrees that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Expenses payable by Tenant shall be as set forth in this Paragraph 4(h), and Tenant hereby waives any and all other rights pursuant to Laws to inspect such books and records and/or to contest the amount of Expenses payable by Tenant.
(i)    Rent Abatement. Notwithstanding anything herein to the contrary, provided that Tenant is not in Default, then (i) for the month of December, 2015 Tenant shall be excused from the obligation of paying both Base Rent and the Additional Rent otherwise owing payable pursuant to Paragraph 4(b) above, and (ii) for each the months of January and February, 2016, both Base Rent and the Additional Rent otherwise payable pursuant to Paragraph 4(b) above shall be reduced by 39.67% (i.e., 59,065/148,902) (such abated amounts, collectively, the “Excused Rent”). However, should Tenant Default such that Landlord properly exercises Landlord's remedies pursuant to Paragraph 25 below, then the Excused Rent shall no longer be excused and shall become an obligation of Tenant hereunder, and Landlord shall be entitled to seek recovery of the unamortized amount of the Excused Rent

(such amortization to be on a straight line basis over the initial Term without interest) as part of the damages to which Landlord is otherwise entitled as a result of such Default, pursuant to the terms of this Lease.

5.	UTILITIES AND SERVICES
(a)    Subject to applicable Laws and the provisions of this Paragraph 5, Landlord shall furnish or make customary arrangements with utility and service providers to furnish to the Premises: (1) electricity for lighting and operation of low-power usage office machines existing in the Premises; (2) cold or tepid water to points of supply in the Premises, if any, and to the Building restrooms and kitchen areas, in volumes provided to typical office tenants in the Project; (3) elevator service; (4) heat and air conditioning from 7:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays (“Normal Business Hours”); and (5) janitorial services for the Premises on weekdays (excluding legal holidays) as determined reasonably necessary by Landlord. Subject to any stricter requirements under applicable Laws, (i) the connected electrical load of equipment in the Premises shall not exceed an average of two (2) watts per rentable square foot of the Premises, calculated during Normal Business Hours, on a monthly basis, (ii) the electricity furnished for general office equipment will be at a nominal 120 volts and no electrical circuit will require a current capacity exceeding 120 amperes, and (iii) the connected electrical load of Tenant’s lighting fixtures shall not exceed an average of one (1) watt per rentable square foot of the Premises, calculated during Normal Business Hours, on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal 277 volts (“Permitted Electrical Usage”). If at any time during the Term, Tenant shall request a separate meter or Landlord shall reasonably determine that installation of a separate electrical meter for the Premises is necessary or desirable because Tenant’s electrical usage exceeds (the Permitted Electrical Usage), Tenant shall pay the cost of installing and maintaining such meter and the cost of Tenant’s electrical usage as measured by such meter, but only if such meter indicates that Tenant’s electrical usage actually exceeds the Permitted Usage, otherwise Landlord shall pay for the cost of installing and maintaining such meter. Landlord agrees that all Utility services to be provided by Landlord to the Building shall be provided in a first class manner and commensurate with the utility services being provided by the landlords of other Comparable Buildings (as hereinafter defined).
(b)    If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours, and the cost of such services as reasonably established by Landlord from time to time shall be paid by Tenant as Additional Rent, payable concurrently with the next installment of Base Rent. As of the Lease Date, Landlord’s hourly charges for heat and air conditioning at times other than Normal Business Hours are Thirty-Three and 50/100 Dollars ($33.50) per half (1/2) floor. Any increases to the cost of such charges shall be based on actual increases to Landlord’s cost of providing such services at times other than Normal Business Hours.
(c)    Landlord reserves the right to change the electricity provider and to provide electricity (or supplemental electricity) from alternative energy sources, e.g., solar panels, at any time and from time to time in Landlord’s sole discretion (any such provider being referred to herein as the “Electric Service Provider”). Tenant shall obtain and accept electric service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the Term of this Lease, and Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electric service for or with respect to the Premises or Tenant’s operations therein from any provider of electric service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other arrangement with the Electric Service Provider for the provision of electrical service to the Premises. Tenant shall cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including, but not limited to, allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (i) to install, repair, replace, improve and remove any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (ii) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Landlord shall endeavor to cause the Electric Service Provider minimize any interference with Tenant’s occupancy and use of the Premises and/or the Parking Areas in the exercise of it service and maintenance obligations. Tenant shall provide such information and specifications regarding Tenant’s use or projected use of electricity in the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. In no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including, but not limited to, loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.
(d)    Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required or offered by a utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant’s tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant shall comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.
(e)    Landlord shall not be liable for any loss (including, but not limited to, any injury or damage to or interference with Tenant’s business), cost, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or Tenant’s Property or for any loss of business or any damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, but not limited to, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.
(f)    Landlord makes no representation with respect to the adequacy or fitness of the air conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, or occupancy of the Premises that exceeds a density greater than one (1) person per 250 rentable square feet of space in the Premises. In addition, Landlord shall have no liability for the failure to provide adequate heating, ventilation or air conditioning due to the arrangement of partitioning in the Premises or changes thereto, or the failure of Tenant to keep heating, ventilation and air conditioning vents in the Premises free of obstruction. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the reasonable cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant shall not use water, heat or air conditioning in excess of that normally supplied by Landlord. Tenant’s consumption of electricity shall not exceed the Building’s capacity.
(g)    Tenant shall separately arrange with, and pay directly to, the applicable telecommunications and data companies or providers, as the case may be, for the furnishing, installation and maintenance of all Tenant’s telecommunications and data services in the Premises. Landlord shall not be liable for any damages resulting from interruption of, or Tenant’s inability to receive such service, and any such inability shall not relieve Tenant of any of its obligations under this Lease. No private telephone systems and/or other related computer or telecommunications equipment or lines may be installed or modified without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. If Landlord gives such consent, all equipment must be installed within the Premises (and not in any Building mechanical, electrical, telecommunications or similar room), and in accordance with such conditions as Landlord may reasonably impose. All telecommunications cabling and wiring shall be installed, repaired, maintained, modified, terminated, and removed at Tenant’s expense by an experienced and qualified contractor reasonably approved in writing in advance by Landlord and in accordance with the Building’s riser management program then in effect, which program currently requires all vertical pulls to be completed by Landlord’s dedicated riser manger. All cabling and wiring shall be appropriately installed to prevent electromagnetic fields or radiation that interferes with other cabling or wiring and shall be surrounded by a protective conduit reasonably acceptable to Landlord. Tenant shall label all telephone, computer, or other data cabling at the time of installation. Tenant shall be responsible, at Tenant’s expense, for any and all of Tenant’s telephones, telecopiers, computers, telephone switching, telephone panels and related equipment. Landlord makes no representation to Tenant regarding the condition, security, or suitability for Tenant’s purposes of the cabling, wiring or equipment presently located within the Building. Tenant shall protect, defend, indemnify, and hold harmless Landlord and Landlord’s Agents from and against any and all claims, damages, liabilities, cost and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of or resulting from Tenant’s installation, use, repair, maintenance or removal of telecommunications cabling or wiring, including, but not limited to, the costs of repair. Unless Landlord notifies Tenant to the contrary at least thirty (30) days prior to the expiration of this Lease or within ten (10) after the earlier expiration of this Lease, prior to the expiration of the Term or promptly following any earlier termination of this Lease, Tenant shall remove all such cabling, wiring and equipment and shall restore the Premises and the Building to the same condition as before installation thereof. Notwithstanding anything to the contrary contained in the foregoing, Landlord hereby approves of the existing telephone systems and/or other related computer or telecommunications equipment or lines in the Premises as of the date of the Lease Date.
(h)    Tenant acknowledges that Landlord is subject to the requirements of California’s Nonresidential Building Energy Use Disclosure Program, as more particularly specified in California Public Resources Code Sections 25402.10 et seq. and regulations adopted pursuant thereto, which requires owners of all nonresidential buildings in California with a total gross floor area measuring 5,000 square feet or more to participate in the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager, a rating system for comparing the energy use of buildings; and to disclose specified benchmarking data and ratings for the most recent 12-month period in connection with any transaction by which the building is sold, financed or leased in its entirety. All such disclosures, whether made pursuant to the foregoing statutes, ordinances and regulations or other applicable Laws now existing or hereafter adopted, are collectively referred to herein as “Required Energy Disclosures”. Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Required Energy Disclosures (the "Energy Disclosure Information") and agrees that Landlord has timely complied in full with Landlord's obligations under the Required Energy Disclosures. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in any Energy Disclosure Information. If and to the extent not prohibited by applicable Law, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of any failure of Landlord to disclose any such information. Further, Tenant hereby releases Landlord from any and all losses, costs, claims, damages and liabilities relating to or resulting from the Required Energy Disclosures, including, without limitation, any liabilities arising as a result of any failure of Landlord to disclose any Energy Disclosure Information to Tenant prior to the execution of this Lease or of any inaccuracy or incompleteness of any Energy Disclosure Information. Tenant's acknowledgment of the "AS-IS" condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant acknowledges that future Required Energy Disclosures made during the Term of this Lease (and for at least one year thereafter) will be based, in part, on Tenant’s energy usage within the Building, records of which are required to be maintained, and transmitted to the ENERGY STAR® Portfolio Manager system, by electric and gas utilities companies. Tenant hereby authorizes (and agrees that Landlord shall have the authority to authorize) any electric or gas utility company providing service to the Building to disclose, from time to time, so much of the data collected and maintained by it regarding Tenant’s energy consumption data as may be necessary to cause the Building to participate in the ENERGY STAR® Portfolio Manager system and similar programs. Tenant further authorizes Landlord to disclose information concerning energy use by Tenant, either individually or in combination with the energy use of other tenants, as applicable, in connection with any Required Energy Disclosures (including data relating to carbon dioxide emissions associated with the operation of the Building), whenever Landlord determines, in good faith, that such disclosure is reasonably necessary to comply with Laws applicable to the Building or Landlord’s ownership thereof. If (i) any utility is billed directly to Tenant or any subtenant or licensee of Tenant or (ii) Landlord is not responsible for reading any submetered or separately metered utility supplied to the Building, then Tenant shall, within ten (10) business days after request by Landlord, provide consumption data in a form reasonably required by Landlord. Further, if Tenant utilizes separate service providers from those of Landlord, Tenant hereby consents to Landlord obtaining the consumption data directly from such service providers and, within ten (10) business days after written request, Tenant shall execute and deliver to Landlord and the service providers such written releases as the service providers may request evidencing Tenant’s consent to deliver the consumption data to Landlord. Landlord shall not be required to notify Tenant of the making of Required Energy Disclosures; provided, however, that to the extent disclosure to Tenant is required by applicable Laws, such disclosure may be satisfied by making Required Energy Disclosures available for review by Tenant in the Building management office. Tenant hereby releases Landlord from any claims, losses, costs, damages, expenses and liabilities arising out of, resulting from, or otherwise relating to the making of any Required Energy Disclosures.
(i)    Tenant may not operate a “Data Center” in the Premises, which shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. A Data Center does not include any space within the Premises utilized as an “IT Room”, a “server closet” or for a computer training area, and it is expressly understood that Tenant shall be permitted to use the following equipment to facilitate and provide services to Tenant in the Premises, and not to store or process data: phone switch and supporting equipment; phone UPS cabinet with back-up batteries; main UPS supporting computer components in Tenant's computer room and for switches in each IDF on each floor of the Premises (E-power panels); equipment for computer system firewall – internet PC and internet Mac; layer 3 switch and F5 load balancer; components for wireless network system; router back gear; security and camera system (main connection to Verizon data line); and rack for switch and firewall configuration deployment.
(j)    Landlord has the right to install on-site power (i.e. solar fuel cells or small wind), and Tenant will cooperate as necessary with such installations. To the extent such credits are allocated to the utility provider or other third party to offset the cost of such installations or the applicable utility provider as an inducement or requirement to providing such power, Tenant shall have no right to the benefit of any such renewable energy credits resulting from on-site renewable energy generation even if Tenant uses such energy.
(k)    If, at any time during the Term, any governmental authority imposes a Carbon Tax (defined below) or similar imposition on Landlord’s ownership or operation of the Building, or Landlord incurs any Carbon Offset Costs (defined below), Tenant shall pay Tenant’s Proportionate Share of such imposition or costs, as Additional Rent. As used in this Lease, “Carbon Tax” means the aggregate of all taxes, rates, duties, levies, fees, charges, and assessments whatsoever imposed, assessed, levied, confirmed, rated, or charged against or in respect of consumption at the Building of electricity, natural gas, propane, or any other fossil fuel used to produce energy, heat, light, or electricity for the Building or any part of it, or levied in lieu thereof and levied against Landlord or the Building by any local, state, or federal government or any agency thereof with jurisdiction. As used in this Lease, “Carbon Offset Costs” means the cost of purchasing tradable units, where the purchase of such tradable units is necessary to ensure compliance of the Building with any required target greenhouse gas emission level or energy consumption level as prescribed by applicable Laws.
(l)    Notwithstanding anything herein to the contrary, if the Premises, or a material portion of the Premises, is made untenantable, inaccessible or unsuitable for the ordinary conduct of Tenant’s business, as a result of an interruption in any of the Basic Services provided by Landlord pursuant to Paragraph 5(a), then (i) Landlord shall use commercially reasonable good faith efforts to restore the same as soon as is reasonably possible, (ii) if, despite such commercially reasonable good faith efforts by Landlord, such interruption persists for a period in excess of four (4) consecutive business days, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and Additional Rent payable hereunder during the period beginning on the fifth (5th) consecutive business day of such interruption and ending on the day the utility or service has been restored; provided, however, that in the event such interruption is not within the reasonable control of Landlord, then such abatement shall only apply to the extent Landlord collects proceeds under the policy of rental-loss insurance the cost of which has been included in Operating Expenses and the proceeds from which are allocable to the Premises.

6.	LATE CHARGE
Late payment of Base Rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Base Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Base Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease. Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that it shall not charge Tenant any late charge or interest on the first late payment of Rent in any calendar year during the Term, provided that Landlord receives such overdue payment within five (5) business days after Landlord gives Tenant written notice that such payment is overdue.

7.	SECURITY DEPOSIT
Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the security deposit (the “Security Deposit”) specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy any Default by Tenant under this Lease, (b) to repair damage to the Premises caused by Tenant, (c) to perform Tenant’s obligations under Paragraph 11, if Tenant fails to do so, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s Default, and (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon. If Landlord so uses or applies all or any portion of the Security Deposit, then within ten (10) business days after Tenant’s receipt of Landlord’s written demand therefor, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the required amount, and Tenant’s failure to do so shall be a Default under this Lease. If Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit. Within sixty (60) days following the later of the expiration or termination of this Lease or Tenant’s surrender of the Premises, Landlord shall return the Security Deposit to Tenant, or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease, after first deducting any amounts owing to Landlord pursuant to this Paragraph 7. Tenant hereby waives any and all rights under and the benefits of Section 1950.7 of the California Civil Code, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises.

8.	POSSESSION
Tenant acknowledges that as of the Lease Date, Tenant is in possession of portions of the first and third floors of the Premises and all of the fourth and fifth floors of the Premises and that possession of the entire Premises shall be deemed delivered as of the Commencement Date, notwithstanding that Safeway may not have vacated all portions of the Premises. Any continued occupancy of portions of the Premises by Safeway following the Commencement Date shall be pursuant to the terms the Termination and Turn Over Agreement and Paragraph 23(n) below.

9.	USE OF PREMISES; COMPLIANCE WITH LAWS.
(a)    Permitted Use. The use of the Premises by Tenant and Tenant’s assignees and subtenants and their respective agents, advisors, employees, partners, shareholders, directors, customers, clients, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any waste or any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for Landlord’s insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. Tenant shall pay to Landlord, as Additional Rent, any increases in premiums on Landlord’s insurance policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building. Tenant shall not use the Premises in any manner that will cause the Building or any part thereof not to conform with the Building’s Sustainability Practices or the certification of the Building issued pursuant to the applicable Green Building Standards, if any; provided, however, that in no event shall such practices or certification requirements have the effect of preventing Tenant from conducting its business at the Premises in a manner consistent with the Permitted Use. Landlord hereby acknowledges that to Landlord’s knowledge, as of the Lease Date the use and occupancy of the Premises by Safeway and Tenant do not violate the terms or requirements of this Paragraph 9(a).
(b)    Compliance with Governmental Regulations and Private Restrictions. Except as set forth in Paragraph 9(c) below, Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the use, condition, configuration or occupancy of the Premises, or Tenant’s use of the Building or the Project, including reasonably cooperating with Landlord to comply with such Laws, and including, but not limited to, making all modifications required within the Premises as a result of Tenant’s use thereof, whether or not presently foreseeable; (ii) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force (but only to the extent not in conflict with Tenant’s express rights under this Lease); (iii) the requirements of any board of fire underwriters or similar body now or in the future constituted; (iv) the Rules and Regulations (as defined in Paragraph 41 of this Lease); and (v) the Building’s Sustainability Practices and the applicable Green Building Standards, if any, including reasonably cooperating with Landlord’s efforts to comply therewith. Without limiting the generality of the foregoing, to the extent Landlord is required by the state, city or county in which the Building is located to maintain carpooling, trip reduction and public transit programs, Tenant shall cooperate in the implementation and use of these programs by and among Tenant’s employees. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.
(c)    Compliance with Accessibility Laws. The Premises, the Building and the Project are subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all similar laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including without limitation, Title 24 of the California Code of Regulations, the Unruh Civil Rights Act, California Civil Code Sections 51 through 51.3, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “Accessibility Laws”). Any “Alterations” (as defined in Paragraph 12(a)) to be constructed hereunder shall comply with the requirements of all Laws, including Accessibility Laws, and all costs incurred to comply therewith shall be a part of and included in the cost of the Alterations. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Alterations strictly complies with all requirements of all Laws, including, but not limited to, Accessibility Laws. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to cause the Common Areas, the structure of the Building or the Project or the Building Systems to comply with Laws, including Accessibility Laws, then such work shall be the responsibility of Landlord; provided that if such work is required solely as a result of Tenant’s specific use of the Premises or any work or Alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Notwithstanding the foregoing provisions of this Paragraph 9(c), Tenant acknowledges that the Building or the Project may have certain non-compliant features which have been legally grandfathered, and that, unless required by governmental authority, Landlord may, but shall not be obligated to, upgrade or otherwise correct such non-compliance pursuant to this Paragraph 9(c) or any other provision of this Lease.
Except as otherwise expressly provided in this Paragraph 9, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of Accessibility Laws. Within ten (10) business days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of Accessibility Laws relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with Accessibility Laws and relating to any portion of the Premises, the Building or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with Accessibility Laws and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors or Landlord’s manager (collectively, “Landlord’s Agents”) harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ violation or alleged violation of Accessibility Laws. The obligations of Tenant herein shall survive the expiration or earlier termination of this Lease. To Landlord’s actual knowledge, the Premises have not undergone inspection by a Certified Access Specialist (CASp), as defined in Section 55.52 of the California Civil Code. The foregoing statement is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided in this Lease. Notwithstanding anything to the contrary contained in this Lease, Landlord shall be responsible for compliance with Laws including Accessibility Laws relating to the Project and to the Common Areas, in each case, that are outside the Premises. The cost of such compliance shall be included in Operating Expenses to the extent permitted under Paragraph 4(b) above.
(d)    Roof Access. Tenant, at its sole cost and expense, shall have the non-exclusive right (it being understood that Landlord may grant, extend or renew similar rights to others) to install, maintain, and from time to time replace a satellite dish and associated equipment (a “Dish”) on the roof of the Building, provided that prior to commencing any installation or maintenance, (i) Tenant shall obtain Landlord’s prior approval of the proposed size, weight and location of the Dish and method for fastening the Dish to the roof, (ii) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, (iii) Tenant shall use the Dish solely for its internal use, (iv) Tenant shall not grant any right to use of the Dish to any other party, and (v) Tenant shall obtain and maintain in effect, at Tenant’s sole cost and expense, insurance for the Dish and any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise or perform any roof penetration related to the installation of a Dish, and charge the cost thereof to Tenant. All installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements imposed by Landlord. Tenant shall label each cable or wire placed by Tenant in the telecommunications pathways of the Building, with identification information as required by Landlord. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Dish. The Dish shall remain the property of Tenant, and Tenant may remove the Dish at its cost at any time during the Term. Tenant shall remove the Dish at Tenant’s cost and expense upon the expiration or termination of this Lease. The Dish, and any wires, cables or connections relating thereto, and the installation, maintenance and operation thereof shall in no way interfere with the use and enjoyment of the Building, or the operation of communications (including, but not limited to, other satellite dishes) or computer devices by Landlord or other tenants or occupants of the Project. If such interference shall occur, Landlord shall give Tenant written notice thereof and, provided Tenant has adequate access to the roof of the Building, Tenant shall correct the same within twenty-four (24) hours of receipt of such notice. Landlord reserves the right to disconnect power to any Dish if Tenant fails to correct such interference within twenty-four (24) hours after such notice (provided Tenant was given adequate access to the roof of the Building in order to correct such interference). Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of a Dish, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord’s Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Dish. Tenant’s obligations under this Paragraph 9(d) shall survive any termination of this Lease. Landlord acknowledges that, to its actual knowledge, Tenant’s existing dish and use of the roof does not violate the foregoing provision, and Tenant shall continue to have the right to continue such access to and use of the roof at no additional Rent or charge hereunder throughout the Term. Landlord agrees that any other lessees, licensees or users of the rooftop of the Building for communications services who take possession of the same after the Lease Date shall be permitted to install only such equipment that is of the type and frequency which will not cause harmful interference which is measurable in accordance with then existing industry standards to Tenant’s Dish or any then existing rooftop equipment of Tenant. In the event any such after-installed equipment causes such interference, and after Tenant has notified Landlord in writing of such interference, Landlord will take all commercially reasonable steps as may be necessary to correct and eliminate the interference, including but not limited to, at Landlord’s option, causing the interfering party to power down such equipment and later power-up such equipment for intermittent testing; provided, however, if such interference with Tenant’s Dish or any then-existing rooftop equipment of Tenant persists for a period of thirty (30) days total, at Tenant’s request, Landlord shall promptly cause all interfering equipment to be powered down permanently and removed from the roof of the Building.

10.	CONDITION OF PREMISES
(a)    Tenant acknowledges that it is in possession of portions of the first and third floors of the Premises and all of the fourth and fifth floors of the Premises as of the Lease Date, and has had the opportunity to inspect the remainder of the Premises. Tenant hereby certifies to Landlord that neither Tenant nor any of its employees, agents, or contractors observed or has any knowledge of any mold, mildew, “Mold Conditions” (as hereinafter defined) or moisture within such portions of the Premises. Except as otherwise expressly set forth herein, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord or Landlord’s Agents as to the condition, use or occupancy which may be made thereof or the compliance of the Premises with applicable Laws, including Accessibility Laws except as may be specifically set forth in this Lease. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Nothing contained herein shall limit or effect any obligations of Safeway to Tenant pursuant to the terms of the Termination and Turn-Over Agreement, or otherwise.
(b)    Notwithstanding the foregoing, Landlord shall cause the electrical, plumbing, HVAC and roof systems servicing the Premises to be in good working condition on the Commencement Date. Any claims by Tenant under the preceding sentence shall be made in writing not later than the thirtieth (30th) day after the Commencement Date. In the event Tenant fails to deliver a written claim to Landlord on or before such thirtieth (30th) day, then Landlord shall be conclusively deemed to have satisfied its obligations under this Paragraph 10(b). Landlord’s obligations under this Paragraph 10(b) shall specifically exclude any obligation to repair any damage caused to the mechanical, electrical and plumbing systems by Tenant or Tenant’s Agents.

11.	SURRENDER
On the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, fire, the elements and normal wear and tear excepted), with all interior walls repaired, all carpets vacuumed and all floors cleaned, and (b) otherwise in accordance with Paragraph 32(f) below. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. In addition, on or before the expiration or sooner termination of this Lease, Tenant, at Tenant’s expense, shall remove the following items and repair any damage caused by such removal: (i) all of Tenant’s

Property (as defined in Paragraph 15(b) below) and Tenant’s signage from the Premises, the Building or the Project; and (ii) any Alterations or Tenant Improvements made by or on behalf of Tenant which constitute Specialty Alterations (as hereafter defined) and which have been designated by Landlord for removal. Tenant’s removal and disposal of items pursuant to this Paragraph 11 must comply with the Building’s Sustainability Practices and the applicable Green Building Standards, if any. As used herein, the term “Specialty Alterations” means Alterations and/or Tenant Improvements which are not typical office installations, including, without limitation, equipment racks, classrooms, bathrooms (other than the base-building bathrooms), file rooms with reinforced flooring; libraries; workout/fitness rooms; shower rooms; locker rooms; kitchen facilities (other than coffee bars, kitchenettes, and employee lunch/break rooms that are standard in size for a single floor tenant); safes; and vaults. All Tenant Improvements and Alterations (except those Specialty Alterations which Landlord requires Tenant to remove in accordance with the terms of this Lease), shall remain in the Premises as the property of Landlord. Any of Tenant’s Property not so removed by Tenant shall be deemed abandoned and may be stored, removed, and disposed of by Landlord, at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. Any Tenant’s Property remaining in the Premises after the end of the Term shall become the personal property of Landlord. Tenant hereby relinquishes all right, title and interest in such Tenant’s Property and agrees that Landlord may dispose of such Tenant’s Property as it sees fit in its sole discretion. Tenant waives the provisions of California Civil Code Sections 1980 et seq. and 1993 et seq. governing the disposal of lost or abandoned property and releases Landlord, its employees and agents from any and all claims, damages, liabilities and actions of every kind and nature whatsoever, whether now known or unknown, arising out of or relating to disposal of Tenant’s Property remaining in the Premises after the end of the Term. Notwithstanding anything herein to the contrary and for the avoidance of doubt, in no event shall Tenant have any obligation upon the expiration or earlier termination of the Lease to remove or restore any improvements (including Specialty Alterations) that existed on the Commencement Date.

12.	ALTERATIONS AND ADDITIONS
(a)    Tenant shall not make, or permit to be made, any alteration, addition or improvement (individually, an “Alteration” and collectively, the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned (except as set forth herein) or delayed; provided, however, that it shall be deemed reasonable for Landlord to withhold its consent to any Alteration that conflicts with the Construction Rules and Regulations (as hereinafter defined) or affects the structural portions of the Building or the Project, or affects the Building Systems or any portion thereof. “Construction Rules and Regulations” means Landlord’s standard rules and regulations relating to construction and alterations, as updated and revised from time to time. Notwithstanding the foregoing, Tenant shall have the right to make Alterations to the Premises with prior written notice to, but without the consent of, Landlord, provided that such Alterations do not require a permit from the local government authority with jurisdiction thereof and (i) do not affect the structural portions of the Building or the Project or the Building Systems, (ii) are “generic” office improvements, (iii) cannot be seen from the exterior of the Building, (iv) consist of improvements and finishes that are similar to, and of equal or higher quality than, the improvements and finishes existing in the Premises as of the Commencement Date, and (v) are otherwise performed in full compliance with the terms of Paragraphs 12(b) through 12(k) below.
(b)    Any Alteration to the Premises shall be made at Tenant’s sole cost and expense, in compliance with (i) all applicable Laws and all reasonable requirements requested by Landlord, including, but not limited to, the requirements of any insurer providing coverage for the Premises, the Building or the Project or any part thereof and (ii) the requirements of the Building’s Sustainability Practices and the applicable Green Building Standards, if any. All Alterations shall be completed in accordance with plans and specifications reasonably approved in writing by Landlord, and shall be constructed and installed in a good and workmanlike manner by a contractor reasonably approved in writing by Landlord. In connection with any Alteration, Tenant shall deliver plans and specifications therefor to Landlord. No review by Landlord of such plans and specifications shall be deemed to create any liability of any kind on the part of Landlord or to constitute a representation on the part of Landlord or any professional consulted by Landlord in connection with such review and approval, that such plans and specifications are correct or accurate, or comply with applicable Laws. Tenant acknowledges and agrees that Tenant, at Tenant’s expense, is responsible for performing all accessibility and other work required to be performed in connection with the

Alterations, including, but not limited to, any “path of travel” or other work outside the Premises; provided, however, that Landlord may elect upon written notice to Tenant, to perform any such work in the Common Areas or elsewhere outside of the Premises, at Tenant’s expense. If Landlord elects to perform such work outside the Premises, then prior to the commencement of such Alterations by Tenant, Tenant shall deposit with Landlord, Landlord’s reasonable estimate of the cost of performing such work, including the cost of Landlord’s construction manager. Before Alterations may begin, valid building permits and any other required permits or licenses must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord shall have the right (but not an obligation) to monitor construction of the Alterations, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved, and Tenant shall reimburse Landlord for its costs (including, but not limited to, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction; provided, however, that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans or complies with any applicable Laws, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord’s continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans. Notwithstanding anything to the contrary contained in the foregoing, the total supervision fees payable to Landlord or its construction manager for its review of any plans and specifications for and/or the monitoring of the construction of Alterations shall not exceed four percent (4%) of the “hard” costs of such Alterations up to One Hundred Thousand Dollars ($100,000.00), and shall not exceed two percent (2%) of such “hard” costs in excess of One Hundred Thousand Dollars ($100,000.00).
(c)    Tenant (or Tenant’s general contractor) shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a Commercial General Liability, and if necessary, an Umbrella Liability policy of insurance naming Tenant and Landlord Insureds as additional insureds. The minimum limit of coverage of such policy shall be not less than Five Million Dollars ($5,000,000.00) per occurrence and not less than Five Million Dollars ($5,000,000.00) per project aggregate, and the commercial general liability policy shall contain a separation of insureds endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Five Million Dollars ($5,000,000.00). Products and Completed Operations insurance shall continue for a period at least equal to the statute of limitations.
(d)    All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property. Notwithstanding the preceding sentence, Landlord reserves the right to require Tenant to remove any or all Specialty Alterations upon the expiration or earlier termination of this Lease in accordance with Paragraph 11; provided, however, that if Tenant requests in writing, at the time it requests Landlord’s consent to the proposed Alterations or Tenant Improvements, that Landlord identify any elements thereof which Landlord considers Specialty Alterations, then unless Landlord identifies any such elements as Specialty Alterations, Tenant shall not be required to remove the proposed Alterations or Tenant Improvements. If Landlord identifies any Alterations or Tenant Improvements as Specialty Alterations, then Landlord may in its reasonable discretion require Tenant to pay, prior to the commencement of construction of such Specialty Alterations, an amount reasonably determined by Landlord as necessary to cover the costs of demolishing such Specialty Alterations and/or the cost of returning the Premises and the Building to its condition prior to the construction of such Specialty Alterations.
(e)    Before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment. Notwithstanding anything herein to the contrary, Tenant’s existing supplementary air conditioning systems and/or electrical systems installed in the portion of the Building occupied by Tenant as of the Lease Date are hereby approved by Landlord.
(f)    Tenant shall not make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence such Alterations and Landlord has approved such date in writing or Landlord has been deemed to have approved such date hereunder by failing to disapprove of such date in writing within five (5) business days of its receipt of such notice from Tenant, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for such Alterations. Tenant will at all times permit such notices to be posted and to remain posted until the completion of the Alterations.
(g)    Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon the written demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.
(h)    Tenant shall not use or employ materials that are susceptible to the growth of mold, particularly in areas where moisture accumulation is common.
(i)    All trash which may accumulate in connection with Tenant’s construction activities shall be removed by Tenant at its own expense from the Premises and the Building.
(j)    Promptly following completion of any Alteration requiring plans for the issuance of permits, Tenant shall (1) furnish to Landlord “as-built” plans therefor, (2) cause a timely notice of completion to be recorded in the Office of the Recorder of Alameda County, and (3) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services or materials.
(k)    Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for use by Tenant and its employees, then the same shall be subject to the provisions of this Paragraph 12(k) (in addition to the other provisions of this Paragraph 12). Tenant shall install, maintain and operate the Wi-Fi Network so as not to cause any interference with other tenants in the Project or the normal operations of the Building and the Project, including, but not limited to, interference with other communications equipment. Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible, and in no event later than three (3) business days following such occurrence, to correct such interference. If such interference continues after such three (3) business day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s reasonable satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Project and to telecommunication service providers, and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any Laws in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or the Project, including, but not limited to, Building Systems or Project systems or infrastructure which are required by reason of the installation, maintenance, repairs, operation or removal of Tenant’s Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant’s compliance with the provisions of this Paragraph 12(k), Tenant shall reimburse Landlord for the reasonable costs incurred by Landlord in connection with Landlord’s retention of such professionals, the research of such interference issues, and confirmation of Tenant’s compliance with the terms of this Paragraph 12(k) within ten (10) days after the date Landlord submits to Tenant an invoice for such costs. Prior to the expiration or earlier termination of this Lease, Tenant shall remove the Wi-Fi Network from the Premises and restore the Premises and the Building to the same condition as before installation thereof. Landlord acknowledges that to its actual knowledge, Tenant’s Wi-Fi Network in operation in the portion of the Building occupied by Tenant as of the Lease Date is in compliance with the terms of this Paragraph 12(k).

13.	MAINTENANCE TO AND REPAIRS OF PREMISES
(a)    Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a), 13(b), 21 and 22 hereof, (1) keep and maintain in good order and condition the Premises and Tenant’s Property, (2) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises, and (3) maintain and replace all specialty lamps, bulbs, starters and ballasts. Tenant shall not do or allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project. All maintenance and repairs, including, but not limited to, janitorial and cleaning services, pest control and waste management and recycling performed by or on behalf of Tenant must comply with the Building’s Sustainability Practices and the applicable Green Building Standards, if any. Tenant, at its sole cost and expense, shall: (i) adopt and enforce good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around heating, ventilation and air conditioning systems and associated drains) for the prevention of moisture or mold (such measures, collectively, “Mold Prevention Practices”), and (ii) regularly monitor the Premises for the presence of mold and conditions reasonably expected to give rise to or be attributed to mold or fungus, including observed or suspected instances of water damage, condensation, seepage, leaks or other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (collectively, the “Mold Conditions”). Tenant shall immediately notify Landlord in writing if it observes, suspects, or has reason to believe mold or Mold Conditions exist in, at, or about the Premises or a surrounding area. In the event of suspected mold or Mold Conditions in, at, or about the Premises and surrounding areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present in, at, or about the Premises. Any such inspections shall be subject to Paragraph 20 below.
(b)    Maintenance by Landlord. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items, Landlord shall repair and maintain the following to a level that is at least commensurate with such maintenance performed at Comparable Buildings: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Building Systems serving the Premises (excluding any specialty systems installed by or for Tenant) and the Building; the Parking Areas and pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, shall repair and maintain the following: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass, routine maintenance, painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, and subject to advance written notice to Tenant prior to Tenant commencing such repair, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord within ten (10) business days after demand for all reasonable costs and expenses incurred by Landlord in connection therewith. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair under the terms hereof. Landlord’s obligation hereunder to perform any repairs Landlord is obligated to perform hereunder is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs from Tenant and a reasonable time to perform such repair.

(c)    California Waivers. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(l), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term. The foregoing shall not limit Tenant’s rights as set forth in Paragraph 24(c) below

14.	LANDLORD’S INSURANCE
Landlord shall purchase and keep in force a special causes of loss (all risk) property insurance policy covering the Building and the Project. Landlord may also purchase and maintain such additional insurance coverage as Landlord may from time to time deem prudent, or as may be required by Landlord’s lender, including commercial general liability insurance and insurance coverage against the risks of earthquake, flood damage, terrorism or other perils, and rental loss coverage. All insurance carried by Landlord shall be in such amounts, issued by such companies, and on such terms and conditions as Landlord may from time to time reasonably determine, and the premiums for all insurance maintained by Landlord from time to time shall be included in Insurance Expenses. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable property and commercial general liability insurance, covering the Building and the Project.

15.	TENANT’S INSURANCE
(a)    Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a Commercial General Liability insurance policy covering the Premises, insuring Tenant, and naming Landlord and Landlord’s advisors, property managers and lenders as additional insureds (collectively, including Landlord, “Landlord Insureds”) against any liability arising out of the ownership, use, occupancy or maintenance of the Building. The minimum combined limit of coverage of such policies shall be in the amount of not less than Five Million Dollars ($5,000,000.00) per occurrence and annual aggregate. The Commercial General Liability policy shall include contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a separation of insureds clause. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Five Million Dollars ($5,000,000.00). If the required coverage is maintained by an Excess/Umbrella Liability policy, the insurance shall be excess over and no less broad than all coverages described herein. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than Five Thousand Dollars ($5,000.00). Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry. Tenant’s Commercial General Liability insurance shall be written on ISO occurrence form CG 00 01 04 13 (or a substitute form providing equivalent coverage) and endorsed with an ISO CG 20 11 Additional Insured Endorsement (or a substitute form providing equivalent coverage) including Landlord Insureds as additional insureds, and a Waiver of Transfer of Rights of Recovery Against Others Endorsement to provide a waiver of subrogation as to Landlord Insureds.
(b)    Personal Property Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures, cabling and equipment (collectively, “Tenant’s Property”) on the Premises, special causes of loss (all risk) property insurance in an amount equal to 100% of the full replacement cost thereof and including coverage for sprinkler leakage. The policy shall be issued on ISO form CP 1030 (or substitute form providing equivalent coverage) and shall not contain a deductible greater than Five Thousand Dollars ($5,000.00). During the Term of this Lease, the proceeds from any such insurance shall be used for the repair or replacement of Tenant’s Property. Landlord shall have no interest in the insurance upon Tenant’s Property and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant respecting Tenant’s Property. Landlord will not carry insurance on Tenant’s Property.
(c)    Automobile Liability. Tenant shall, at Tenant’s expense, maintain Automobile Liability insurance including coverage on owned, hired, and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than One Million Dollars ($1,000,000.00) per accident.

(d)    Workers’ Compensation Insurance; Employers’ Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect Workers’ Compensation insurance with not less than the minimum limits required by law, and Employers’ Liability insurance with a minimum limit of One Hundred Thousand Dollars ($100,000) per accident, and Five Hundred Thousand Dollars ($500,000) per each employee by disease and One Hundred Thousand Dollars ($100,000) policy limit by disease, and One Million Dollars ($1,000,000.00) per accident and disease. This insurance shall include a waiver of subrogation as to Landlord and Landlord Insureds.
(e)    Business Interruption Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect Business Income and Extra Expense insurance, including all Rent payable by Tenant under this Lease.
(f)    General Requirements; Evidence of Coverage. All insurance policies required to be carried by Tenant under this Lease shall be issued by an insurance company qualified to do business in the State of California for the issuance of such type of coverage and shall have an AM Best Financial Strength Rating of A− or better and an AM Best Financial Size Rating of XIII or better. Prior to Landlord granting access to the Premises to Tenant or Tenant’s Agents, Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant hereunder. Tenant shall, within ten (10) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof. Tenant shall expressly provide that such policies shall not be cancelable or otherwise subject to modification, except after thirty (30) days’ prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). Following the fifth (5th) anniversary of the Lease Date, Landlord may from time to time require reasonable increases in the types and/or limits of insurance to be carried by Tenant if Landlord believes that additional coverage is necessary or desirable and such limits are generally consistent with such coverages then required by landlords of comparable space in Comparable Buildings. If Tenant does not comply with the requirements of this Paragraph 15, Landlord may, at its option and at Tenant’s expense, but only after notifying Tenant in writing at least ten (10) business days in advance, purchase such insurance coverage to protect Landlord Insureds. The cost of such insurance shall be paid to Landlord by Tenant, as Additional Rent, within ten (10) business days after demand.
(g)    Contractor’s and Vendor’s Insurance. In addition to the insurance Tenant is required to carry under this Lease, Tenant acknowledges that Landlord will require Tenant’s vendors and contractors entering the Building to carry such insurance as Landlord shall reasonably determine to be necessary, and, promptly following receipt of a written request therefor, Tenant shall cause satisfactory evidence of such insurance to be provided to Landlord by such vendors and contractors. For the sake of clarity, it is understood that guests and visitors of Tenant will not be considered vendors or contractors of Tenant for purposes of this Paragraph 15(g). As of the Lease Date, Tenant's current vendor and contractor insurance requirements as indicated on Exhibit E attached hereto are acknowledged to be acceptable to Landlord. In addition, in the event that Tenant reasonably determines that a vendor (but not contractor) Tenant has hired to provide products or perform services at the Premises is unable to satisfy the insurance requirements for a vendor as indicated in Exhibit E hereto (an example being a yoga instructor), then Tenant may elect to waive the insurance requirements for such vendor provided Tenant so notifies Landlord at least five (5) business days before such vendor commences the delivery of any products or performance of any services on the Premises; provided, however Tenant acknowledges that such vendor shall be one of Tenant’s Agents for purposes of Tenant’s indemnity obligations set forth herein.

16.	INDEMNIFICATION
(a)    Of Landlord. Subject to the terms of Paragraph 17, Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from (i) the use of the Premises, the Building or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, the Building or the Project, and (ii) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (iii) any action or proceeding brought on account of any matter in items (i) or (ii); however, the foregoing indemnity shall not be applicable to the extent any claims arising by reason of the negligence or willful misconduct of Landlord or Landlord’s Agents. If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (A) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except to the extent such matters are caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (B) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16(a) shall survive any termination of this Lease.
(b)    Of Tenant. Subject to the terms of Paragraph 17, Landlord shall indemnify and hold harmless Tenant and Tenant’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorney’s fees) arising from the gross negligence or willful misconduct of Landlord or Landlord’s Agents. If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant. The obligations of Landlord under this Paragraph 16(b) shall survive any termination of this Lease.
(c)    No Impairment of Insurance. The foregoing indemnities shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

17.	SUBROGATION
Landlord and Tenant hereby mutually waive any claim against the other party and the other party’s Agent(s) for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party shall immediately notify its insurer, in writing, of the terms of these mutual waivers and have its insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 or anywhere else in this Lease shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18.	SIGNS
(a)    Monument Signage; Eyebrow Signage. Subject to Paragraph 18(c) below including approval from the City of Pleasanton, Tenant shall have (i) the exclusive right to have its name listed on the monument sign for the Building that is located at the entrance to the Project from Embarcadero Court, in the location indicated as “Monument Sign #1” on Exhibit A-2 hereto, and (ii) the right to relocate, at Tenant’s expense, and exclusively use the monument sign located at the Building, which monument sign is currently located it the location indicated as “Monument Sign #2 (Current)” on Exhibit A-2 hereto, and which may be relocated to the location that is indicated as “Monument Sign #2 (Relocated)” on Exhibit A-2. Landlord will maintain and repair such monument signs, and Tenant shall reimburse Landlord for the cost of any such maintenance and repair as Additional Rent. Subject to Paragraph 18(c) below including approval from the City of Pleasanton, Tenant shall be permitted, at Tenant’s expense, to relocate the eyebrow signage currently installed near the main entrance to the Premises on the east side of the Building to a location near the main entrance to the Premises that Tenant will be relocating to the west side of the Building.
(b)    Parapet Signage. Subject to Paragraph 18(c) below including approval from the City of Pleasanton, Tenant shall be entitled to two (2) tenant identification parapet signs (the "Parapet Signs"). Landlord has approved the two (2) Parapet Signs located on the exterior of the Building as of the Lease Date. Tenant shall, at Tenant's sole cost and expense, maintain the Parapet Signage in good condition and repair. Maintenance shall include, without limitation, cleaning and, if the Parapet Signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Parapet Signs.
(c)    General Requirements. Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises without obtaining Landlord's prior written consent or without complying with Landlord's signage criteria, as the same may be reasonably modified by Landlord from time to time (the “Signage Criteria”) and without complying with all applicable Laws (including, without limitation, obtaining any required consent of the City of Pleasanton or any other public authorities having jurisdiction) and Private Restrictions. Without limiting the generality of the foregoing, Tenant must obtain Landlord's written consent as to the design, size and color of Tenant's signage and the manner in which it is attached to the Project prior to its fabrication and installation. To obtain Landlord's consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Landlord reserves the right to withhold consent to any sign that, in the good faith judgment of Landlord, is offensive, political or otherwise not harmonious with Class-A office buildings. Upon the expiration of the Term or sooner termination of this Lease or at such other time that any of Tenant's signage rights are terminated pursuant to the terms of this Paragraph 18, Tenant shall remove any such signage and repair any damage or injury to the Premises, the Building or the Project caused thereby (including, if necessary, the replacement of any precast concrete panels), all at Tenant's sole cost and expense. If any signs are not timely removed, or necessary repairs are not made, as provided above, then Landlord shall have the right to remove and dispose of such sign(s) and repair any damage or injury to the Premises, the Building or the Project at Tenant's sole cost and expense. In addition to any other rights or remedies available to Landlord, if Tenant erects or installs any sign in violation of this Paragraph 18, and Tenant fails to remove same within three (3) business days after receipt of notice from Landlord or erects or installs a similar sign in the future, Landlord shall have the right to charge Tenant a signage fee equal to $100.00 per day for each day thereafter that such sign is not removed or a similar sign is installed or erected in the future in violation of this Paragraph 18. Landlord’s election to charge such fee shall not be deemed to be consent by Landlord to such sign and Tenant shall remain obligated to remove such sign in accordance with Landlord’s notice. At Landlord's option, Tenant's right to use of the Monument Signage and/or rights to Parapet Signs may be revoked and terminated upon occurrence of any of the following events: (a) Tenant is in Default and, as a result, Landlord is enforcing its rights under this Lease to remove Tenant from the Premises and/or to terminate this Lease; (b) Tenant and/or any assignee that is an Affiliate (as defined below) leases less than the entirety of the Premises; or (c) Tenant subleases in excess of fifty percent (50%) of the Premises or assigns this Lease (other than to a Permitted Corporation or an Affiliate, respectively). Unless otherwise agreed by Landlord in writing in its sole discretion, the rights provided in this Paragraph 18 shall be non-transferable, except to an assignee that is an Affiliate.

19.	FREE FROM LIENS
Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) business days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law, the right but not the obligation, to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, but not limited to, attorneys’ fees) shall be payable to Landlord by Tenant within ten (10) business days after demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises that could possibly result in the filing of a mechanics or materialmen’s lien.

20.	ENTRY BY LANDLORD
Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except to provide regular services or in the case of an emergency, in which circumstances no notice shall be required), and subject to Tenant’s reasonable security arrangements, to inspect the same, to show the Premises to prospective purchasers, lenders, or, during the last six (6) months of the Term, prospective tenants and post ordinary “for lease” signs, to post notices of non-responsibility and ordinary “for sale” signs, to provide services, alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary. Landlord agrees to use commercially reasonable efforts not to disturb Tenant’s use or occupancy of the Premises, the Building and/or the Parking Areas in the exercise of its rights under this Paragraph 20.

21.	DESTRUCTION AND DAMAGE
(a)    Tenant shall give Landlord immediate notice of any damage to the Premises and/or the Building. If the Premises are damaged by fire or other perils covered by insurance carried by Landlord, Landlord shall, at Landlord’s option:
(i)    In the event of total destruction of the Premises (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof), elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice (the “Casualty Election Notice”) of its election within sixty (60) days after the date Landlord obtains actual knowledge of such destruction (the “Casualty Discovery Date”), which Casualty Election Notice shall also include Landlord’s reasonable categorization of such damage for purposes of this Paragraph 21 and Landlord’s reasonable estimate of the time period necessary to fully repair the damage and restore the Premises as required by this Paragraph 21. If Landlord elects to terminate this Lease, such Casualty Election Notice shall specify a termination date, which shall be no fewer than thirty (30) days or more than sixty (60) days after the date of such Casualty Election Notice.
(ii)    In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the Premises of the full insurable value thereof) for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction, and, in Landlord’s reasonable judgment, the damage to the Premises can be substantially repaired or restored to the condition existing immediately prior to such damage or destruction within one hundred eighty (180) days after the Casualty Discovery Date (when such repairs are made without payment of overtime or other premiums), Landlord shall commence and proceed diligently with the work of repair and restoration, in which event this Lease shall continue in full force and effect. If in Landlord’s reasonable judgment such repair and restoration requires longer than said one hundred eighty (180) day period, or, if the insurance proceeds to be received by Landlord are not sufficient to fully cover the cost of such repair and restoration, Landlord may elect either to repair and restore the Premises, in which event this Lease shall continue in full force and effect, or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its election within sixty (60) days after the Casualty Discovery Date. If Landlord elects to terminate this Lease, such notice shall specify a termination date, which shall be no fewer than thirty (30) days or more than sixty (60) days after the date of the Casualty Election Notice.
(b)    If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect, or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its election within sixty (60) days after the Casualty Discovery Date. If Landlord elects to terminate this Lease, such notice shall specify a termination date, which shall be no fewer than thirty (30) days or more than sixty (60) days after the date of the Casualty Election Notice.
(c)    Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the right to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:
(i)    If more than twenty-five percent (25%) of the full insurable value of the Building is destroyed, or if more than twenty-five percent (25%) of the full insurable value of the Project is damaged or destroyed, whether or not the Premises are damaged.
(ii)    In Landlord’s reasonable judgment, repair and restoration of damage to portions of the Building or the Project necessary for Tenant’s access to or use and occupancy of the Premises cannot reasonably be completed within one hundred eighty (180) days from the Casualty Discovery Date (when such repairs are made without payment of overtime or other premiums), whether or not the Premises are damaged.
(iii)    If the Building or the Project or any portion thereof necessary for Tenant’s access to or use and occupancy of the Premises is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration, whether or not the Premises are damaged.
(iv)    If the Premises, the Building or the Project or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term.
(v)    Any “Superior Mortgagee” shall require that insurance proceeds or any portion thereof be used to retire debt under any “Superior Mortgage” (as such capitalized terms are defined in Paragraph 31 below).
(d)    In the event of repair and restoration as herein provided, the monthly installments of Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted solely from the acts or inaction of Tenant or Tenant’s Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, but not limited to, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.
(e)    If Landlord is obligated to or elects to repair or restore the Premises as provided above, Landlord shall be obligated to repair or restore only the Tenant Improvements, if any, constructed by Landlord or Tenant in the Premises pursuant to the Work Letter or Alterations approved by Landlord, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Alterations which were not approved by Landlord.
(f)    Notwithstanding the foregoing or anything to the contrary contained in this Paragraph 21, in the event of a partial destruction of the Building, the Common Areas or the Parking Areas that prevents Tenant from utilizing twenty-five percent (25%) or more of the Premises and that will be reasonably expected to take in excess of one (1) year from the Casualty Discovery Date (when such repairs are made without payment of overtime or other premiums) to fully repair and Landlord does not elect to terminate this Lease as set forth above, Tenant shall have the option to terminate this Lease and all of its obligations hereunder upon written notice to Landlord within thirty (30) days of the later of (i) Tenant’s receipt of Landlord’s written notice of its election to repair and restore the damage or (ii) the day on which Landlord could have delivered a Casualty Election Notice to Tenant terminating this Lease as set forth above.

(g)    Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.

22.	CONDEMNATION
(a)    If twenty-five percent (25%) or more of the Premises, the Building, the Project or the Parking Areas is taken for more than one hundred eighty (180) consecutive days for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date possession must be surrendered to the condemning party. If twenty-five percent (25%) or more of the Premises is so taken for more than one hundred eighty (180) consecutive days and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable (in Tenant’s reasonable opinion) for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date possession must be surrendered to the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation has been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, the Project and the Parking Areas, as applicable, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation, whether permanent or temporary, or the repair or restoration of the Premises, the Building or the Project or the Parking Areas for the Building or the Project following such Condemnation, including, but not limited to, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the Parking Areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, the Building or the Project or the Parking Areas, and any other applicable law now or hereafter enacted, are hereby waived by both parties.
(b)    Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses, the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), and Tenant’s loss of goodwill as a result of such relocation, provided that such award does not reduce any award otherwise allocable or payable to Landlord.
(c)    If, as a result of any Condemnation, all or any part of the Premises is taken for one hundred eighty (180) consecutive days or less, then a proportionate abatement shall be made to Rent corresponding to the time during which, and to the portion of the floor areas of the Premises of which, Tenant is deprived on account of such Condemnation, as reasonably determined by Landlord, and Landlord shall be entitled to any and all compensation, damages, income, rent, awards or any interest therein whatsoever which may be paid in connection with any such temporary Condemnation.

23.	ASSIGNMENT AND SUBLETTING
(a)    Tenant shall not voluntarily or by operation of law, (i) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (ii) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or (iii) allow any other person (the employees and invitees of Tenant and/or any Affiliate excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld, conditioned or delayed unreasonably as set forth below in this Paragraph 23, provided that Tenant is not then in Default under this Lease. Tenant shall not voluntarily or by operation of law assign or transfer any right or interest under this Lease, including, but not limited to, the right to initiate any collections, lawsuits, audits or other findings of fact.
(b)    When Tenant requests Landlord’s consent to such assignment or subletting as provided in Paragraph 23(a) above, other than to a Related Corporation (as defined below) or to an Affiliate, Tenant shall notify Landlord in writing of the name and address of the proposed assignee or subtenant, the nature and character of the business of the proposed assignee or subtenant, and the proposed assignee’s or subtenant’s proposed use of the Premises, and shall provide current and prior annual financial statements for the preceding three (3) years for the proposed assignee or subtenant, which financial statements shall be audited, or if audited financial statements are unavailable, such statements shall be certified by the chief financial officer of the proposed assignee or subtenant, and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, or, in the case of an assignment by operation of law, a copy of the proposed agreement that would affect the assignment, in all cases including all material terms and conditions thereof, and all other information reasonably requested by Landlord concerning the proposed sublease or assignment and the parties involved therein. Landlord shall have the option, to be exercised within fifteen (15) days of receipt of the foregoing, to (i) if Tenant proposes to assign this Lease or sublet more than fifty percent (50%) of the rentable floor area of the Premises for a period of more than sixty percent (60%) of the remaining Term, (x) terminate this Lease with respect to the subject space or the entire Premises as of the commencement date of the proposed sublease or assignment, or (y) sublease or take an assignment, as the case may be, from Tenant of the portion of Tenant’s interest in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed agreement, (ii) consent to the proposed assignment or sublease, or (iii) refuse its consent to the proposed assignment or sublease, provided that (A) such consent shall not be unreasonably withheld, conditioned or delayed, so long as Tenant is not then in Default under this Lease, and (B) in the case of a sublease, as a condition to providing such consent, Landlord may require attornment from the proposed subtenant on terms and conditions reasonably acceptable to Landlord. If Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clause (i), then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, but not limited to, any claims for any compensation or profit related to such lease or occupancy agreement. If Landlord elects to terminate this Lease as to a portion of the Premises, Tenant shall execute an amendment to this Lease (absent manifest error) to that effect within ten (10) business days after Landlord’s written request, and Landlord shall be responsible for all demising and tenant improvement costs to effectuate such sublease.
(c)    Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (i) whether the proposed subtenant or assignee is engaged in a business which, and the use of the Premises or portion thereof will be in a manner which, is in keeping with the then character and nature of all other tenancies in the Project, (ii) whether the use to be made of the Premises or portion thereof by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Project (provided Landlord delivers to Tenant reasonably satisfactory evidence of such exclusive use right), and whether such use would be prohibited by any other provision of this Lease, including any Rules and Regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services than imposed by Tenant, (iii) the business reputation of the proposed individuals who will be managing and operating the business operations of the proposed assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, (iv) the creditworthiness and financial stability of the proposed assignee or subtenant, and (v) whether the proposed use is likely to cause the Building or any part thereof not to conform with or would be likely to impair the applicable Green Building Standards, if any. In any event, Landlord may withhold its consent to any assignment or sublease, if any one or more of the following circumstances apply: (A) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Project may be put, (B) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (C) the proposed subtenant or assignee is either a governmental or quasi-governmental agency or instrumentality thereof; (D) the proposed subtenant or assignee, or any person or entity which directly or indirectly controls, is controlled by, or is under common control with, the proposed subtenant or assignee is actively negotiating with Landlord or has actively negotiated with Landlord to lease comparable space in the Project during the three (3) month period immediately preceding the date Landlord receives Tenant’s request for consent, unless Landlord does not have adequate space in the Project for such proposed transferee; or (E) if the proposed subtenant or assignee is a Prohibited Person, as defined in Paragraph 47 below.
(d)    If Landlord approves an assignment or subletting, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of any Transfer Premium (as hereinafter defined) received by Tenant. The term “Transfer Premium” means all rent, additional rent, and other consideration paid by an assignee or subtenant in excess of the Rent payable by Tenant under this Lease (on a rentable square foot basis, if less than the entire Premises is transferred), after deducting “Permitted Transfer Costs”, which shall mean the actual costs incurred and paid by Tenant for (i) any third party leasing commissions and/or design and construction fees paid by Tenant in connection with the assignment or subletting that are reasonable and customary for the market in which the Premises are located; (ii) Tenant’s reasonable attorneys’ fees in negotiating such sublease or assignment (including, without limitation, the consent of Landlord as required by this Paragraph 23); (iii) any fees paid by Tenant to Landlord in connection with seeking Landlord’s consent to such sublease or assignment; and (iv) any tenant improvement allowance paid by Tenant to the assignee or subtenant for improvements made in the Premises with Landlord’s approval. For purposes of the foregoing calculation, the Permitted Transfer Costs shall be amortized on a straight-line basis over the term of the applicable assignment or sublease. If part of the consideration for such transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. If Tenant shall enter into multiple transfers, the Transfer Premium shall be calculated independently with respect to each transfer. The Transfer Premium due Landlord hereunder shall be earned and paid monthly, within ten (10) business days after Tenant receives any Transfer Premium from the transferee. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any transfer, and shall have the right to make copies thereof provided Landlord keeps all such information confidential. If the Transfer Premium respecting any transfer shall be found to be understated, Tenant shall within thirty (30) days after written demand pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit, up to a maximum of Five Thousand Dollars ($5,000.00). To the extent there is a dispute with respect to the Transfer Premium, Landlord and Tenant shall cooperate reasonably and in good faith to resolve the same, failing which such dispute shall be subject to the process set forth in Paragraph 4(h) above. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended or terminated without Landlord’s prior written consent, which shall be subject to the same standards of reasonableness as set forth above for the original assignment or sublease agreement and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in Default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.
(e)    Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether the approval of Landlord, or any such guarantor or surety, has been obtained for any such assignment or subletting).

(f)    Tenant shall pay Landlord’s reasonable fees (including, but not limited to, the fees and expenses of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease, not to exceed $3,500.00 unless Tenant or its transferee requests changes to this Lease or Landlord’s form of consent, in which case such monetary limitation shall not apply. The reference to changes in this Lease or Landlord’s form of consent shall not be deemed or constructed as an agreement, commitment or assurance by Landlord that any changes will be made.
(g)    A consent to one assignment, subletting, occupancy or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupancy or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent when required hereunder shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.
(h)    Notwithstanding anything in this Lease to the contrary, if Landlord consents to a subletting by Tenant in accordance with this Paragraph 23, Tenant’s subtenant shall have no right to further sub-sublease all or any portion of the Building so sublet.
(i)    If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. If a third party (other than an assignee of this Lease or a subtenant or occupant of the Premises) pays Landlord Rent (whether or not on behalf of Tenant) or otherwise performs obligations to be performed by Tenant under this Lease, Landlord’s acceptance of such Rent or performance shall not release Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.
(j)    Without limiting the other transaction(s) that may constitute or result in an assignment of this Lease, each of the following shall be deemed to be an assignment under this Lease: (i) the merger or consolidation of Tenant with or into another entity, whether or not Tenant is the surviving entity, except a merger of Tenant into a wholly-owned subsidiary; (ii) except in the case of a public offering of securities registered with the Securities and Exchange Commission, a transfer, issuance, or dilution of greater than fifty percent (50%) of the ownership or beneficial interests (whether stock, partnership interest, membership interest or otherwise) in Tenant, either in a single transaction or a series of transactions (whether related or unrelated), such that the ultimate owners or holders (whether direct or indirect) of such interests on the date of this Lease cease to own more than fifty percent (50%) of the ownership or beneficial interest in Tenant; (iii) the commencement of liquidation proceedings or the dissolution of Tenant (whether or not in connection with liquidation proceedings); (iv) the conversion or change of Tenant into another type of entity (e.g., the conversion of a corporation into a limited liability company); and (v) the reorganization or restructuring of Tenant, including by a spin-off or split-off. Notwithstanding anything to the contrary contained in this Lease, any of the foregoing events that may constitute an assignment under the terms of this Paragraph 23(j) shall be deemed to have been consented to by Landlord and Paragraphs 23(b), (c), and (d) above shall not apply so long as the resulting entity has a Net Worth (as defined below) that is equal to or greater than Tenant’s Net Worth immediately prior to the proposed assignment.

References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23. Tenant shall deliver to Landlord, within fifteen (15) days after Landlord’s request, which request Landlord may make from time to time, the following: (i) if Tenant is a limited liability company, a list of Tenant’s members and their membership interest in Tenant, and the name and contact information for Tenant’s manager(s); (ii) if Tenant is a partnership, a list of Tenant’s partners, and their partnership interests in Tenant, and if any of Tenant’s general partner(s) is a corporation or limited liability company, a list of such general partner’s corporate directors and officers or members and managers; (iii) except for publicly traded corporations, if Tenant is a corporation, a list of Tenant’s shareholders who own five percent (5%) or greater of Tenant’s stock and their ownership interest in Tenant, and a list of Tenant’s directors; and (iv) a copy of Tenant’s organizational documents (unless Tenant is a publicly traded company). The foregoing shall be certified by Tenant’s authorized representative.
(k)    No assignment or sublease shall be binding on Landlord unless the proposed assignee or subtenant delivers to Landlord a fully executed counterpart of the assignment, sublease or other agreement that contains (i) in the case of an assignment, the assumption by the assignee of all obligations of Tenant under this Lease, or (ii) in the case of a sublease, recognition by the subtenant of the provisions of this Paragraph 23 (including that such sublease is subject to this Lease and all of the terms, covenants and conditions contained in this Lease), and which assignment, sublease or other agreement shall otherwise be in form and substance reasonably satisfactory to Landlord, but the failure or refusal of a proposed assignee or subtenant to deliver such instrument shall not release or discharge such assignee or subtenant from the provisions and obligations of this Paragraph 23, and, at Landlord’s option, shall constitute a Default under this Lease. Each subletting and/or assignment pursuant to this Paragraph 23 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. By accepting such assignment or entering into such sublease, an assignee or subtenant shall be deemed to have assumed and agreed to comply with each and every covenant, agreement, term, provision and conditions of this Lease, other than such contrary or inconsistent obligations to which Landlord has specifically consented in writing. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.
(l)    Notwithstanding anything to the contrary contained in this Paragraph 23, Tenant, upon written notice to Landlord, but without Landlord’s consent, may assign this Lease or sublet all or any part of the Premises to one or more corporations or other business entities (each herein called a “Related Corporation”) which shall control, be controlled by, or be under common control with, Tenant. Concurrently with providing notice to Landlord of the making of an assignment or sublease to a Related Corporation, Tenant shall submit reasonably satisfactory evidence to Landlord that the assignee or subtenant is a Related Corporation, together with an executed counterpart of the applicable assignment or sublease. As used herein in defining a Related Corporation, control must include over fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. Similar evidence that such assignee or subtenant continues to be a Related Corporation shall be furnished by Tenant to Landlord within fifteen (15) days after Tenant’s receipt of Landlord’s written request therefor, provided such request is not made more often than annually. Any sublease to a Related Corporation shall not relieve Tenant from liability under this Lease.
(m)    Notwithstanding any contrary provision in this Paragraph 23, Tenant may, without Landlord’s consent, assign this Lease to (i) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (ii) a successor to Tenant by merger or consolidation, or (iii) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (A) Tenant is not then in Default under this Lease, (B) at least ten (10) business days before the transfer, Tenant notifies Landlord of the transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the transfer satisfies the requirements of this Paragraph 23(m), (C) in the case of an assignment pursuant to clause (i) or (iii) above, the assignee executes and delivers to Landlord, at least ten (10) business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder, (D) in the case of an assignment pursuant to clause (ii) above, (1) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the transfer that is not less than Tenant’s Net Worth immediately before the transfer, and (2) if Tenant is a closely held professional service firm, at least 75% of its equity owners existing twelve (12) months before the transfer are also equity owners of the successor entity; and (E) the transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Paragraph 23. For purposes of this Paragraph 23(m), the term “Affiliate” means any corporation or other entity which controls, is controlled by, or is under common control with Tenant. The term “control” means ownership of more than fifty percent (50%) of all of the voting stock of a corporation or more than fifty percent (50%) of all of the legal and equitable interest in any other business entity. The term “substantially all of Tenant’s assets” shall mean at least ninety percent (90%) of such assets.
(n)    Notwithstanding anything herein to the contrary, Landlord acknowledges and agrees that Tenant shall have the right to sublease, license or otherwise permit the use of a portion of the Premises to Safeway without prior notice to, or consent of, Landlord pursuant to the Termination and Turn-Over Agreement, or otherwise (provided that any such sublease, license or occupancy rights expire on their terms prior to the one year anniversary of the Commencement Date), and, for the avoidance of doubt, Paragraphs 23(b), (c), (d), and (f) above shall not apply to any such transaction or agreement.

24.	DEFAULT
(a)    Tenant’s Default. The occurrence of any one of the following events shall constitute a default on the part of Tenant (“Default”):
(i)    The abandonment of the Premises by Tenant for a period of ten (10) consecutive days other than as a result of damage or destruction or a remodeling of the Premises in connection with an assignment or subletting permitted pursuant to Paragraph 23 above, or any abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse, in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease.
(ii)    Failure to pay any installment of Base Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) business days after Tenant’s receipt of written notice from Landlord that Landlord has not received such installment;
(iii)    A general assignment for the benefit of creditors by Tenant;
(iv)    The filing of a voluntary petition in bankruptcy by Tenant, the filing by Tenant of a voluntary petition for an arrangement, the filing by or against Tenant of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition in bankruptcy by the creditors of Tenant, said involuntary petition remaining undischarged for a period of sixty (60) days;
(v)    Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets in the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;
(vi)    The failure by Tenant to maintain its legal existence, if Tenant is a corporation, partnership, limited liability company, trust or other legal entity;
(vii)    Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment, absent, in each case, manifest error, within the time periods and in the manner required by Paragraphs 30 or 31 or 42 below respectively, and/or failure by Tenant to deliver to Landlord any financial statement as required by Paragraph 40 below; provided, such failure shall not be a material Default hereunder unless Tenant fails to so deliver the appropriate instrument within five (5) business days following Tenant’s receipt of a second written notice from Landlord indicating such first failure;
(viii)    An assignment or sublease, or attempted assignment or sublease, of this Lease or of the Premises or a portion thereof by Tenant contrary to the provisions of Paragraph 23 above, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;
(ix)    Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;
(x)    Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as Defaults in other subparagraphs in this Paragraph 24, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which failure continues for thirty (30) days after Tenant’s receipt of written notice thereof from Landlord, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within ninety (90) days after the giving of such written notice;
(xi)    “Chronic Delinquency” by Tenant in the payment of Base Rent, or any other periodic payments required to be paid by Tenant under this Lease, which shall mean failure by Tenant to pay Base Rent, or any other periodic payments required to be paid by Tenant under this Lease within three (3) business days after Tenant’s receipt of written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months;
(xii)    “Chronic Overuse” by Tenant or Tenant’s Agents of the number of undesignated parking spaces set forth in the Basic Lease Information, which shall mean use by Tenant or Tenant’s Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during any calendar year after Tenant’s receipt of written notice thereof from Landlord;
(xiii)    Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire without being replaced prior to a lapse in coverage or be reduced or materially changed, except as permitted in this Lease;
(xiv)    Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) business days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof;
(xv)    Any failure by Tenant to immediately remove, abate or remedy any Hazardous Materials located in, on or about the Premises or the Building in connection with any failure by Tenant to comply with Tenant’s obligations under Paragraph 32 below;
(xvi)    Any representation of Tenant herein or in any financial statement or other materials provided by Tenant shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other materials shall have omitted any material fact; or
(xvii)    Any failure by Tenant to provide the utility consumption data and/or releases within the time period provided in Paragraph 5(h) above, said failure continuing for a period of ten (10) business days after Tenant’s receipt of written demand from Landlord.
Tenant agrees to notice and service of notice as provided for in this Lease. Tenant agrees that any notice given by Landlord pursuant to this Paragraph 24 above shall satisfy the requirements for notice under California Code of

Civil Procedure Section 1161. Tenant waives any right to any other or further notice or service of notice which Tenant may have under any applicable Laws now or hereafter in effect.
(b)    Landlord’s Default. If Landlord fails to perform any of its obligations under this Lease, Landlord shall not be in default unless Landlord fails to perform such obligation within thirty (30) days after receipt of written notice from Tenant specifying the nature of the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes such obligation to completion. If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease by reason of floods, earthquakes, lightning, or any other acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain permits, utilities or materials, or by any other reason, other than financial, beyond Landlord’s reasonable control, or if Landlord enters the Premises or makes any Alterations to the Premises, the Building or any portion thereof pursuant to this Lease, then no such inability or delay by Landlord and no such entry or work by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any additional obligation or liability on Landlord or Landlord’s Agents. Notwithstanding any provision of this Lease to the contrary, Tenant’s sole remedies for a default of this Lease by Landlord shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord.
(c)    Self Help Rights. Notwithstanding any provision set forth in the Lease to the contrary, if (i) Tenant provides prior written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, (ii) Landlord is, in fact, required to perform repairs and/or maintenance under the terms of this Lease, (iii) Landlord fails to commence such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice (or within three (3) business days in the case of an emergency); provided, however, for purposes of this Section 24(c), to “commence” or "diligently pursue" shall include any steps taken by Landlord to design, consult, bid or seek permit or other governmental approval in connection with the necessary work (evidence of which Landlord shall deliver to Tenant promptly upon receipt of Tenant’s written request therefor), and (iv) Landlord’s failure to take such action materially and adversely affects Tenant’s use and/or occupancy of the Premises, then Tenant may proceed to take the required action after delivery of an additional five (5) business days’ notice to Landlord specifying that the reasonable cure period up to thirty (30) days (or 3 business day period, as applicable) has expired, the specific action required and that Tenant intends to take or commence such required action. If such action is required under the terms of this Lease to be taken by Landlord and is not taken by Landlord within such five (5) business day period, then Tenant may proceed to take the required action and shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable and necessary, actual out-of-pocket costs and expenses in taking such action (and only such action as specified in the five (5) business day notice given to Landlord). Such amounts shall be promptly reimbursed by Landlord on the receipt from Tenant of a detailed invoice setting forth a particularized breakdown of the costs and expenses incurred in connection with the action taken by Tenant. If Landlord fails to reimburse Tenant for any such costs and expenses and if Landlord fails to deliver written notice to Tenant within five (5) business days explaining Landlord's reasons that the amounts invoiced by Tenant are not due and payable by Landlord (a “Refusal Notice”), then Tenant may offset such amounts together with interest at the Interest Rate from the date of payment to the date of offset against the Rent payable under this Lease until paid in full. Landlord shall only be entitled to deliver a Refusal Notice for amounts which exceed the equivalent of one month of Base Rent; provided, however the foregoing shall not waive any right of Landlord under this Lease to otherwise consent to such amounts. If Landlord delivers a Refusal Notice, and if Landlord and Tenant, exercising good faith, are not able to agree on the amounts to be so paid by Landlord, if any, within ten (10) business days after Tenant's receipt of a Refusal Notice, Landlord or Tenant may elect to have such dispute resolved by a referee in accordance with Section 51(c) below. If Tenant prevails in any such proceeding, Tenant shall be entitled to offset the amount determined to be payable by Landlord in such proceeding together with interest at the Interest Rate from the date of payment to the date of offset against Tenant's next obligations to pay monthly Rent. In no event shall Tenant be entitled to offset any amount pursuant to this Paragraph 24(c) during any period in which Tenant is in Default. In the event Tenant takes such action, and such work affects the Building Systems or the Building structure, Tenant shall use only those contractors used by Landlord in the Building for work on such Building

Systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor(s) which normally and regularly performs similar work in other first class office buildings in the greater San Francisco Bay Area.

25.	LANDLORD’S REMEDIES
(a)    Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may terminate this Lease immediately and all rights of Tenant hereunder by giving written notice of termination to Tenant. If Landlord elects to terminate this Lease, then Landlord may recover from Tenant:
(i)    the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of termination; plus
(ii)    the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
(iii)    the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the Term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom; plus
(v)    such reasonable attorneys’ fees and expenses incurred by Landlord as a result of a Default, and court costs in the event suit is filed by Landlord to enforce such remedy; and plus
(vi)    at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.
(vii)    As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to eight percent (8%) per annum or the maximum rate permitted by applicable Laws, whichever is less. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.
(b)    Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (which provides that Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant’s. right to possession of the Premises:

(i)    Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof, or
(ii)    The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.
(c)    Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.
(d)    Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.
(e)    No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only be effective upon a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the subtenant of its election so to do within five (5) business days after such surrender.

26.	LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS
Without limiting Landlord’s rights and remedies under this Lease, in the event of a Default, Landlord may at Landlord’s option, without any obligation to do so, and without any additional notice to Tenant other than those notices specifically required elsewhere in this Lease for such Default or if none, after reasonable written notice to Tenant, perform any such term, provision, covenant, or condition, or make any such payment to cure such Default, and by doing so Landlord shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents. If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the reasonable cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall pay to Landlord within ten (10) business days after receipt of a reasonably detailed, written demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the Interest Rate.

27.	ATTORNEYS’ FEES
(a)    If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, but not limited to, court costs, expert fees and costs and reasonable attorneys’ fees and disbursements. In addition to other circumstances, a party shall be deemed to have prevailed in any such action if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the action, irrespective of whether such action is prosecuted to judgment. The reasonable costs to which the prevailing party is entitled shall include costs of investigation, copying costs, electronic discovery costs, electronic research costs, telephone charges, mailing and delivery charges, information technology support charges, consultant and expert witness fees and costs, travel expenses, court reporter fees, transcripts of court proceedings not ordered by the court, mediator fees and attorneys’ fees incurred in discovery and contempt proceedings. Tenant shall also pay all reasonable attorneys’ fees and costs Landlord incurs in defending this Lease or otherwise protecting Landlord’s rights in any voluntary or involuntary bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease, including all motions and proceedings related to relief from an automatic stay, lease assumption or rejection, use of cash collateral, claim objections, disclosure statements and plans of reorganization. The non-prevailing party shall also pay the reasonable attorneys’ fees and costs incurred by the prevailing party in any post-judgment proceedings to collect and enforce the judgment. The covenant in the preceding sentence is separate and several and shall survive the merger of this provision into any judgment in connection with this Lease.
(b)    Without limiting the generality of Paragraph 27(a) above, if either party utilizes the services of an attorney for the purpose of collecting any monetary amounts due and unpaid by the other, the non-paying party agrees to pay the other party’s reasonable out-of-pocket attorneys’ fees incurred in collecting such amounts owed, regardless of the fact that no legal action may be commenced or filed.

28.	TAXES
Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant’s Property or Alterations made by or on behalf of Tenant. If any Alteration installed by or on behalf of Tenant or any of Tenant’s Property is assessed and taxed with the Project or the Building, Tenant shall pay such taxes to Landlord within ten (10) business days after delivery to Tenant of a statement therefor.

29.	EFFECT OF CONVEYANCE
The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building or the Project, so that, in the event of any sale or other transfer of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after the effective date of such transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser or other transferee at any such sale or other transfer, that the purchaser or other transferee of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Upon request, Landlord shall provide evidence of such transfer and assumption by the transferee.

30.	TENANT’S ESTOPPEL CERTIFICATE
From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an estoppel certificate in substantially the form attached hereto as Exhibit D or such other commercially reasonable form as may be requested by any prospective lender or purchaser of the Project or any portion thereof. Any such estoppel certificate may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of (or holder of a deed of trust encumbering) Landlord’s interest or assignee of any mortgage or deed of trust upon Landlord’s interest in the Premises. If Tenant fails to provide such estoppel certificate within ten (10) business days after receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and if Tenant fails to provide such estoppel certificate within five (5) business days after Tenant’s receipt of a second notice from Landlord, Tenant shall be deemed to have given such estoppel certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee or deed of trust holder. In addition, without waiving any other rights or remedies, Landlord may charge Tenant an administrative fee of Two Hundred Fifty Dollars ($250.00) for each day that Tenant is delinquent in delivering an estoppel certificate after such ten (10) business day period.

31.	SUBORDINATION
(a)    Landlord hereby represent and warrants to Tenant that as of the Commencement Date, there is no mortgage or deed of trust encumbering the Premises, the Building or the Project that would be superior to Tenant’s interests under this Lease. At the option of Landlord, but subject to the terms of Paragraph 31(c) below, all rights of

Tenant hereunder shall be subject and subordinate to all mortgages or deeds of trust which may hereafter affect the Premises, the Building or the Project (“Superior Mortgage(s)”), whether or not such Superior Mortgages shall also cover other land, buildings or leases on the Project, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, replacements and extensions of such Superior Mortgages and spreaders and consolidations of such Superior Mortgages. The holder of a Superior Mortgage is herein called “Superior Mortgagee.”
(b)    Subject to the terms of Paragraph 31(c) below, Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, a Superior Mortgagee or any of their respective successors in interest may reasonably request to evidence the subordination referenced in Paragraph 31(a) above. If Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) business days after request therefor, provided Landlord has delivered a second notice to Tenant after such ten (10) business day period, and Tenant fails to execute, acknowledge or deliver such instrument within five (5) business days of its receipt of such second written notice from Landlord, then Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant.
(c)    Notwithstanding the foregoing provisions of this Paragraph 31, if a Superior Mortgage is hereafter placed against or affects any or all of the Building, the Premises or the Project at any time during the Term, Landlord shall use commercially reasonable efforts to obtain from the holder of such Superior Mortgage a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Tenant, whereby the holder of such Superior Mortgage agrees that (i) Tenant, upon paying the Base Rent and all of the Additional Rent and other charges herein provided for, and observing and complying with the covenants, agreements and conditions of this Lease on its part to be observed and complied with subject to any applicable notice and/or cure periods, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease (including any exercised renewal term), without hindrance or interference from anyone claiming by or through said Superior Mortgagee, and that (ii) said Superior Mortgagee shall respect Tenant’s rights under this Lease and, upon succeeding to Landlord’s interest in the Building and this Lease, shall observe and comply with all of Landlord’s duties under this Lease.
(d)    If any Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a deed in lieu of foreclosure (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then at the election of such Successor Landlord, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may request to evidence such attornment. In such event, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease, except that the Successor Landlord shall not: (i) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (ii) be subject to any offset not expressly provided for in this Lease; or (iii) be bound by any previous modification of this Lease or by any previous prepayment of more than one (1) month’s Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest).

32.	ENVIRONMENTAL COVENANTS
(a)    Definitions.
(i)    As used in this Lease, the term “Hazardous Materials” means (A) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (B) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (C) polychlorinated biphenyls (PCBs); (D) asbestos and asbestos containing materials (whether friable or non-friable); (E) lead and lead based paint or other lead containing materials (whether friable or non-friable); (F) urea formaldehyde; (G) microbiological pollutants; (H) the liquid contents of batteries or liquid solvents or similar chemicals; (I) radon gas; and (J) mildew, fungus, mold, bacteria and/or other organic spore material.

(ii)    As used in this Lease, the term “Environmental Laws” means any statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, including, but not limited to, the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. “Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.
(iii)    As used in this Lease, the term “Building’s Sustainability Practices” means the operations and maintenance practices for the Building, whether incorporated into the Building’s Rules and Regulations, Construction Rules and Regulations, separate written sustainability policies or otherwise reasonably implemented by Landlord with respect to the Building or the Project, as the same may be reasonably revised from time to time, addressing, among other things: energy efficiency; energy measurement and reporting; water usage; recycling, composting, and waste management; indoor air quality; and chemical use, provided all of the foregoing and any such revisions thereto have been provided by Landlord to Tenant in writing.
(iv)    As used in this Lease, the term “Green Building Standards” means one or more of the following: the U.S. EPA’s Energy Star® Portfolio Manager, the Green Building Initiative’s Green Globes™ building rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED®) building rating system, the ASHRAE Building Energy Quotient (BEQ), the Global Real Estate Sustainability Benchmark (GRESB), or other standard for high performance buildings reasonably adopted by Landlord with respect to the Building or the Project, as the same may be revised from time to time.
(b)    Tenant will not permit Hazardous Materials to be present in, on or about the Premises, except for normal quantities of cleaning products and other business supplies customarily used and stored in an office and will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.
(c)    If Tenant’s use of Hazardous Materials in, on or about the Premises results in a release, discharge or disposal of Hazardous Materials in, on, at, under, or emanating from, the Premises, the Building or the Project, Tenant shall investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (i) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (ii) any additional requirements of Landlord that are necessary, in Landlord’s reasonable discretion, to protect the value of the Premises, the Building or the Project. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials used by Tenant in, on or about the Premises, the Building that Landlord deems necessary, in Landlord’s sole discretion, to protect the value of the Premises, the Building or the Project. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant within ten (10) business days after demand.
(d)    Upon reasonable notice to Tenant, Landlord may enter the Premises for the purposes of inspection and testing to determine whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Paragraph 32 or of any Environmental Laws; provided that Landlord agrees to use commercially reasonable efforts not to disturb Tenant’s use or occupancy of the Premises in the exercise of such entry. The right granted to Landlord herein shall not create a duty on Landlord’s part to inspect the

Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
(e)    Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building and the Project. Tenant’s obligations and liabilities pursuant to this Paragraph 32 shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease. If Landlord determines that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with this Paragraph 32 at the expiration or earlier termination of this Lease due to the business or activities of Tenant, or Tenant’s Agents, then, at Landlord’s election, Landlord may require Tenant to hold over possession of the Premises until Tenant has satisfied its obligations pursuant to this Paragraph 32. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution in value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related directly or indirectly, to Hazardous Materials. Any such holdover by Tenant will not be terminable by Tenant prior to Landlord’s reasonable determination that Tenant has satisfied its obligations pursuant to this Paragraph 32 and will otherwise be subject to the provisions of Paragraph 35 of this Lease.
(f)    Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including loss in value of the Premises, the Building, and/or the Project, damages due to loss or restriction of rentable or usable space, and damages due to any adverse impact on marketing of the Premises, the Building, and/or the Project, and any and all sums paid for settlement of claims), liabilities and expenses (including, but not limited to, attorneys’, consultants’, and experts’ fees) incurred by Landlord during or after the Term of this Lease and attributable to (i) any Hazardous Materials introduced, in, on, under or about the Premises, the Building and/or the Project by Tenant or Tenant’s Agents, or resulting from the action or inaction of Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.
(g)    Tenant acknowledges that the Building is or may be in the future certified/rated pursuant to or operated to meet one or more Green Building Standards. As and when requested by Landlord during the Term, Tenant shall provide Landlord (in the format requested by Landlord and reasonably necessary or desirable to comply with the requirements of the applicable Green Building Standards or any commissioning or re-commissioning of Building Systems) with data concerning Tenant’s energy consumption, water consumption, waste recycling, and the operation of Building Systems. Such data may include, but shall not be limited to, Tenant’s operating hours, the number of on-site personnel, the types of equipment used at the Building (including computer equipment, if applicable), office supply purchases, light bulb purchases, waste and recycling manifests, cleaning product materials (both chemicals and paper products), as applicable, and energy use and cost. Landlord shall have no liability to Tenant if, once obtained, any such Green Building Standards rating or certification lapses and is not reinstated by Landlord.
(h)    Tenant and Tenant’s Agents shall comply with the Building’s Sustainability Practices and the applicable Green Building Standards, if any. Tenant shall not materially, adversely affect (as reasonably determined by Landlord) the indoor air quality of the Premises, the Building, including, but not limited to, by the type of equipment, furniture, furnishings, fixtures or personal property that is brought into the Premises, the materials used in the construction of any Tenant Improvements or Alterations in the Premises, the cleaning supplies used in the maintenance of the Premises, or the violation of any non-smoking policy adopted by Landlord.
(i)    Landlord and Tenant agree to share data needed for third party rating systems such as LEED, GRESB and ENERGY STAR, and Tenant agrees that Landlord may provide data from Tenant to Landlord’s consultants, lenders or prospective lenders, purchasers or prospective purchasers, or other third parties having a reasonable need to know such information.
(j)    The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

33.	NOTICES
Except as expressly provided herein or in Paragraph 20 above to the contrary, all notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by nationally recognized overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit for overnight delivery with a nationally recognized overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above. In no event shall either party use a post office box or other address which does not accept overnight delivery. Notwithstanding the foregoing, notices from Landlord regarding general Building operational matters may be sent via e-mail to the e-mail address(es) provided by Tenant to Landlord for such purpose. Nothing contained in this Paragraph 33 shall be deemed to limit any alternative method of notification to Tenant as may be permitted under applicable law, including without limitation the provisions of Section 1161, et seq. of the California Code of Civil Procedure or any successor statute hereinafter enacted.

34.	WAIVER
The waiver of any breach of any term, covenant or condition of this Lease by either party shall not be deemed to be a waiver of by the waiving party of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant or of Tenant in regard of any default hereunder by Landlord shall impair such a right or remedy or be construed as a waiver. Any waiver by either party of a default by the other party must be in writing and shall not be a waiver of any other default concerning the same or any other provisions of this Lease by such defaulting party.

35.	HOLDING OVER
Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent last due under this Lease, plus one hundred percent (100%) of Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to such tenancy. If Tenant does not surrender the Premises to Landlord at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32(e) above, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, but not limited to, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant of the Premises founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease all or any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

36.	SUCCESSORS AND ASSIGNS
The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto.

37.	TIME
Time is of the essence of this Lease and each and every term, condition and provision herein.

38.	BROKERS
Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker, except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, costs and expenses, including attorneys’ fees and expenses, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission or other compensation in connection with this Lease as a result of the actions of the indemnifying party. Landlord shall be responsible for paying any commissions due to the Brokers in respect of this Lease pursuant to separate agreements between Landlord and the Brokers.

39.	LIMITATION OF LIABILITY
In the event of any default or breach by Landlord under this Lease or any claim arising in connection with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Premises, the Building, or the Project, Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the interest in the Project of the then-current Landlord. “Landlord Parties” means, collectively, Landlord, its partners, shareholders, officers, directors, employees, members, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability in connection with this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and Landlord Parties’ present and future members, managers, partners, beneficiaries, officers, directors, trustees, shareholders, advisors, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member or manager of Landlord (if Landlord is a limited liability company) or trustee or beneficiary of Landlord (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor any Landlord Parties shall be liable under any circumstances for, and Tenant hereby waives and releases Landlord and Landlord Parties from, all liability for punitive, special or consequential damages arising under or in connection with this Lease, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, loss of use, or any other injury or damage to, or interference with, Tenant’s business, in each case, however occurring. The provisions of this Paragraph 39 shall apply only to Landlord and Landlord Parties and shall not be for the benefit of any insurer.

40.	FINANCIAL STATEMENTS
Within ten (10) business days after receipt of Landlord’s written request, Tenant shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Landlord agrees that it shall not request any such financial statement from Tenant more than one (1) time during any calendar year unless in the context of a potential sale or refinancing of the Building or the Project, or in the event of a Default by Tenant. So long as Tenant’s financial statements are publically available, the terms of this Paragraph 40 shall be deemed satisfied.

41.	RULES AND REGULATIONS
Tenant shall comply, and shall cause Tenant’s Agents to comply, with the rules and regulations attached hereto as Exhibit C, along with any reasonable modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt in the future, from time to time, on no less than thirty (30) days advance written notice to Tenant, for the orderly and proper operation of the Building and the Project (collectively, the “Rules and Regulations”). The Rules and Regulations may include, but shall not be limited to, the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish. The then-current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations; provided, however, that to the extent of any conflict between this Lease and the Rules and Regulations, the provisions of this Lease shall control. The Rules and Regulations shall be uniformly applied without discrimination; provided, however, that nothing contained herein shall prevent Landlord from waiving any of the Rules and Regulations for individual tenants in the exercise of its good faith business judgment, any such waiver shall not waive the applicability or enforceability of such rule or regulation as to any other tenant.

42.	MORTGAGEE PROTECTION
(a)    Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, condition or delay its consent to such modifications, provided such modifications do not materially adversely affect Tenant’s rights or materially increase Tenant’s obligations under this Lease, and further provided that within ten (10) business days following Landlord’s receipt of Tenant’s billing therefor, Landlord shall reimburse Tenant for its legal fees incurred in reviewing such modifications, up to Three Thousand Five Hundred Dollars ($3,500.00).
(b)    Rights to Cure. Tenant shall give to any holder of a deed of trust or mortgage encumbering the Building (a “Holder”), by a method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Subject to Paragraph 24 above, Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default but in no event more than the same period of cure to which Landlord had been entitled, unless such default cannot be cured without Holder pursuing its remedies under its deed of trust or mortgage against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

43.	PARKING
(a)    Provided that Tenant is not then in default under this Lease beyond any applicable notice and/or cure periods and that Tenant shall comply with and abide by Landlord’s reasonable parking rules and regulations from time to time in effect that have been provided to Tenant in writing, Tenant shall have a license to use for the parking of its employees’ and its Visitors’ (as hereinafter defined) standard size passenger automobiles, small pick-up trucks, vans and SUVs the number of parking spaces set forth in the Basic Lease Information in the Parking Areas. Tenant’s allocated spaces shall be non-exclusive and undesignated; provided however, Landlord shall designate spaces within the Parking Areas as follows:    - fifty-three (53) spaces shall be designated as “6220 Stoneridge”;    - fifteen (15) spaces shall be designated as “Visitor”;    - seventeen (17) spaces shall be designated as “Alternative Fuel” or equivalent; and    - seven (7) spaces shall be designated as “Carpool”,
each in the locations shown on Exhibit A-2 hereto, provided further that (i) Landlord shall not be required to enforce the proper use of such parking spaces, and (ii) the number of allocated parking spaces shall be reduced on a proportionate basis if any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as defined in Paragraph 22 above) or casualty event affecting such Parking Areas. All spaces will be provided free of charge on a first-come, first-served, non-exclusive basis in common with other tenants of and “Visitors” (as hereinafter defined) to the Project in parking spaces provided by Landlord from time to time in the Project’s Parking Areas. Tenant’s license to use such parking spaces shall be subject to such reasonable terms, conditions, rules and regulations as Landlord or the operator of the Parking Areas may impose from time to time. Tenant shall not permit any parking in the Parking Areas in excess of twenty-four (24) consecutive hours; provided, however, up to ten (10) of Tenant's employees at any given time shall be permitted to park their cars in the Parking Areas, at their own risk, for up to five (5) business days provided the parking employee has done the following, in advance: (A) notified Landlord's property manager of such long-term parking; (B) included in such notice the name and title of such overnight parking employee; the date(s) of such overnight parking (which shall not exceed five (5) business days) and confirmation that such parking is made necessary as a result of employment by Tenant; and (C) included in such notice the make, model, color and vehicle license plate number of the vehicle such parking employee will be parking in the Parking Areas for such extended period as permitted above.
(b)    Each vehicle shall, at Landlord’s option, bear a permanently affixed and visible identification sticker provided by Landlord. Tenant shall not and shall not permit Tenant’s Agents to park any vehicles in locations other than those specifically designated by Landlord for Tenant’s use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever, and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and if an attempted assignment is made other than in the context of an assignment of this Lease or a sublease of all or a portion of the Building, in each case, in accordance with the terms of this Lease, it shall be void.
(c)    Tenant recognizes and agrees that visitors, clients and/or customers (collectively “Visitors”) to the Project and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors, and Tenant shall ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors. Tenant shall ask its Visitors to comply with and abide by Landlord’s or Landlord’s parking operator’s rules and regulations governing the use of such Visitors’ parking.
(d)    If any tax, surcharge or fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or fee as Additional Rent, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).

44.	ENTIRE AGREEMENT; NO ORAL MODIFICATION; JOINT AND SEVERAL LIABILITY
This Lease, including the Exhibits attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. Any capitalized terms used in such Exhibits but not defined therein shall have the meanings ascribed to them in this Lease. This Lease may not be changed orally, and no amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed and delivered by Landlord and Tenant in the same manner as the execution of this Lease. If two (2) or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to perform Tenant’s obligations hereunder shall be joint and several, and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, in connection with any matter arising under this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons and entities comprising Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

45.	INTEREST
Subject to the last sentence of Paragraph 6 above, any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within five (5) business days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid, at the lesser of (a) eight percent (8%) per annum or (b) an annual rate equal to the maximum rate of interest permitted by applicable Laws (the “Interest Rate”). Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and reasonable attorneys’ fees incurred by Landlord in collection of such amounts.

46.	GOVERNING LAW; CONSTRUCTION
This Lease shall be construed and interpreted in accordance with the laws of State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease is finally determined by a court of competent jurisdiction or by arbitration, to be illegal or unenforceable, such determination shall not affect any other provision of this Lease, and all such other provisions shall remain in full force and effect.

47.	REPRESENTATIONS AND WARRANTIES OF TENANT
Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or earlier termination of this Lease. Tenant shall re-certify such representations and warranties to Landlord periodically, upon Landlord’s reasonable request.
(a)    If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the State of California, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.
(b)    Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.
(c)    (i)    Tenant is not in violation of any Anti-Terrorism Law;
(ii)    Neither Tenant or any holder of any direct or indirect equitable, legal or beneficial interest in Tenant is, as of the date hereof:
(A)    conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the governments of Cuba, Iran, Sudan, North Korea and Syria and, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;
(B)    dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (as hereafter defined); or

(C)    engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and
(iii)    Neither Tenant nor any of its affiliates, officers, directors, or members, as applicable, is a Prohibited Person.
If at any time any of these representations becomes false, then it shall be considered a material Default under this Lease.
As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including, but not limited to, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

48.	REPRESENTATIONS AND WARRANTIES OF LANDLORD
(a)    Landlord (and, if Landlord is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Tenant, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of this Lease. Landlord shall re-certify such representations to Tenant periodically, but not more often than one (1) time every calendar year, upon Tenant’s request.
(b)    Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the State of California, and the persons executing this Lease on behalf of Landlord have the full right and authority to execute this Lease on behalf of Landlord and to bind Landlord without the consent or approval of any other person or entity. Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms.
(c)    Landlord (i) is not in violation of any Anti-Terrorism Law, (ii) is not a Prohibited Person or, to Landlord’s knowledge, conducting business or engaging in any transaction or dealing with any Prohibited Person.

49.	NAME OF BUILDING
If Landlord chooses to change the name or address of the Building and/or the Project, such change shall not affect in any way Tenant’s obligations under this Lease, and, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect; provided, however, that Landlord agrees to give Tenant at least sixty (60) days advance written notice of any such change. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.

50.	SECURITY

(a)    While Landlord may in its sole and absolute discretion engage security personnel to patrol the Building or the Project, Landlord is not obligated to do so, and is not providing any security services for the Premises. Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any bodily injury, loss by theft or any other damage suffered or incurred by Tenant or Tenant’s Agents in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.
(b)    Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project, and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. In the event of the exercise by Landlord or Landlord’s Agents of any such security measures, Landlord shall endeavor to notify Tenant's Director of Facilities of such measures as soon as is reasonably possible under the circumstances at the following electronic email address: Craig.Crist@bhnetwork.com or at such other address as indicated in writing by Tenant at the address provided for notices in Paragraph 33 above. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

51.	GOVERNING LAW; WAIVER OF TRIAL BY JURY; JUDICIAL REFERENCE; CONSENT TO VENUE.
(a)    This Lease shall be construed and enforced in accordance with the Laws of the State of California.
(b)    THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY. IF THE JURY WAIVER PROVISIONS OF THIS PARAGRAPH 51 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF SUBPARAGRAPH 51 SHALL APPLY:
(c)    It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Paragraph 27 above. The venue of the proceedings shall be in Alameda County. Within ten (10) business days after receipt by any party of a written request to resolve any dispute or controversy pursuant to this Paragraph 51(c), the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such ten (10) day period, then any party may thereafter file a lawsuit in Alameda County for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Paragraph 51(c). In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (i) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (ii) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Paragraph 51(c) shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.
(d)    IF LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW. IN ADDITION, IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (i) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, AND (ii) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW.
(e)    The provisions of this Paragraph 51 shall survive the expiration or earlier termination of this Lease.

52.	RECORDATION
Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and any recording thereof shall make this Lease null and void at Landlord’s election.

53.	RIGHT TO LEASE
Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole judgment shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy or not occupy any space in the Project. Notwithstanding the foregoing, during the Term Landlord shall not grant parking rights to any new tenant of the Project that leases or occupies more than one (1) floor of a building which parking rights exceed the parking ratio granted to Tenant hereunder (i.e., 3.4 spaces for each 1,000 square feet of leased rentable area), unless and to the extent Landlord adds additional parking spaces within the Project or otherwise secures additional parking rights outside the Project for use by such tenant.

54.	FORCE MAJEURE
Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage, and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by Force Majeure.

55.	QUIET ENJOYMENT
Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease subject to any applicable notice and/or cure periods, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, subject to the covenants and conditions set forth in this Lease and to the rights of any Superior Mortgagees.

56.	ACCEPTANCE
This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. No contractual or other rights shall exist between Landlord and Tenant with respect to the Premises until both have executed and delivered this Lease, notwithstanding that deposits have been received by Landlord and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. Further, if Tenant fails to deliver to Landlord any Security Deposit and/or Prepaid Rent within five (5) business days after the due date specified herein, Landlord may elect to terminate this Lease by giving written notice of such termination to Tenant at any time prior to Landlord’s receipt of any required Security Deposit and Prepaid Rent. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Tenant to lease or otherwise create any interest on the part of Tenant in the Premises.

57.	NO SETOFF
This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and, except as provided in Paragraph 24(c) above, Tenant shall not be entitled to any setoff, offset, abatement or deduction of Rent if Landlord fails to perform its obligations hereunder.

58.	NON-DISCLOSURE OF LEASE TERMS
The terms of this Lease are strictly confidential and constitute proprietary information of Landlord, and disclosure of the terms hereof could adversely affect Landlord. Tenant shall exercise reasonable diligence in keeping its partners, members, managers, officers, directors, employees, agents, real estate brokers and sales persons and attorneys from disclosing the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to agents or consultants of Tenant in connection with Tenant’s performance of its obligations hereunder, to an assignee of this Lease or subtenant of the Premises, or to a person to whom disclosure is required in connection with any action brought to enforce this Lease; provided that Tenant shall inform such persons of the confidentiality of the Lease terms and shall exercise reasonable diligence in attempting to obtain their agreement to abide by the confidentiality provisions of this Paragraph 58 prior to such disclosure. If Tenant is required to disclose this Lease or any terms thereof to governmental agencies pursuant to applicable Laws, Tenant shall, prior to making such disclosure, submit a written request to the applicable authorities that this Lease be exempt from such disclosure requirements and take other actions reasonably necessary to avoid such disclosure provided such efforts are at no cost to Tenant. Tenant shall provide Landlord with a copy of such request and all related documents promptly following the submission thereof to the applicable authorities and shall keep Landlord apprised of the status of such request and all responses thereto. To the extent permitted by applicable Law, Tenant shall, in any event, provide Landlord with not less than ten (10) days’ notice prior to disclosing this Lease or any term thereof to any court or governmental agency. Notwithstanding the foregoing, Tenant may, without seeking approval from (or consulting with) Landlord, include disclosures relating to this Lease and the terms contemplated herein in the filings of Blackhawk Network Holdings, Inc., as and to the extent required by the Securities and Exchange Commission and/or Nasdaq. Further, Landlord agrees that Tenant’s broker shall be entitled to disclose the basic economic terms of this Lease to typical brokerage reporting services.

59.	OPTION TO EXTEND
(a)    Grant of Extension Option. Subject to the terms and conditions set forth in this Paragraph 59, Landlord hereby grants Tenant an option (the “Extension Option”) to extend the Term of this Lease for an additional period of five (5) years commencing on the date immediately following the Expiration Date (the “Extension Term”).
(i)    The Extension Option may be exercised only by Tenant giving Landlord irrevocable and unconditional written notice (the “Option Notice”) thereof not less than two hundred seventy (270) days or more than three hundred sixty-five (365) days prior to the date on which the Extension Term will commence, the time of such exercise being of the essence. The Option Notice must be given as provided in Paragraph 33 above.
(ii)    The Extension Option shall be exercised, if at all, only with respect to the entire Premises.
(iii)    Tenant's possession of the Premises during the Extension Term shall be upon all of the terms and conditions contained in this Lease, except as follows:
(A)    The Base Rent payable during the Extension Term shall be the Prevailing Market Rate (as defined below) of the Premises as of the commencement of the Extension Term.
(B)    There shall be no further extension options.
(C)    Tenant shall accept the Premises during the Extension Term in its then existing condition, without any obligation of Landlord to re-paint, re-carpet, remodel, or otherwise alter the interior of the Premises, or to provide a tenant improvement allowance.
(D)    During the Extension Term, Tenant shall pay as Additional Rent increases in Operating Expenses and Taxes over a Base Year of 2027.
(b)    Prevailing Market Rate. As used in this Lease, the phrase "Prevailing Market Rate" means the amount that a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would agree upon at arm's length as Base Rent for the Premises for the Extension Term, as of the commencement of the Extension Term. The Prevailing Market Rate shall be based upon non-sublease, non-encumbered, non-equity lease transactions in the Building and in Comparable Buildings (“Comparison Leases” ), and may include annual or other periodic increases. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Extension Term compared to the lease term of the Comparison Leases; (ii) rental structure, including additional rent, and taking into consideration any "base year" or "expense stops"; (iii) the size of the Premises compared to the size of the premises under the Comparison Leases; (iv) utility, location, floor levels, views and efficiencies of the floor(s) of the Premises compared to the premises under the Comparison Leases; (v) the age and quality of construction of the Building; and (vi) the value of existing leasehold improvements to Tenant; (vii) the financial condition and credit history of Tenant compared to the tenants under the Comparison Leases, and (viii) any then market concessions, free rent, tenant improvement allowances, tenant improvement work in lieu of allowances, etc., being provided at the time of commencement of the Extension Term in connection with such Comparison Leases. In determining the Prevailing Market Rate, no consideration shall be given to whether Landlord or the landlords under Comparison Leases are paying real estate brokerage commissions in connection with Tenant's exercise of the Extension Option or in connection with the Comparison Leases. For purposes of this Article, Comparable Buildings means Class A office buildings in the Pleasanton Area with similar amenities.
If Tenant properly notifies Landlord of exercise of the Extension Option, Landlord and Tenant shall thereafter negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the Extension Term. If Landlord and Tenant are able to agree upon the Prevailing Market Rate within thirty (30) days following Landlord's receipt of Tenant's Option Notice (the “Outside Agreement Date”), then such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Paragraph 59. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate by the Outside Agreement Date, the Prevailing Market Rate shall be determined in accordance with the arbitration procedure set forth in subparagraph (c) below.
(c)    Arbitration Procedure. The parties shall appoint arbitrators and the arbitrators shall determine the Prevailing Market Rate in accordance with the following procedure:
(i)    Within thirty (30) days following the Outside Agreement Date, Landlord and Tenant shall each appoint an arbitrator who shall be a licensed California real estate broker having significant experience in leasing suburban office space in the Pleasanton area for at least the immediately preceding ten (10) years prior to such appointment. The two (2) arbitrators so appointed shall jointly attempt to agree upon the Prevailing Market Rate. If the arbitrators are unable to agree on the Prevailing Market Rate within thirty (30) days after appointment of the last appointed of the two (2) arbitrators, then within ten (10) days after expiration of such thirty (30) period, the arbitrators shall meet and concurrently deliver to each other their respective written determinations of the Prevailing Market Rate for the Extension Term supported by the reasons therefor, and promptly deliver copies of their determinations to Landlord and Tenant. If the higher of such determinations is not more than one hundred five percent (105%) of the lower, then the Prevailing Market Rate shall be the average of the two determinations. Otherwise, the Prevailing Market Rate shall be determined by a third arbitrator, as set forth below.
(ii)    The two arbitrators shall appoint a third arbitrator, having the qualifications stated above; provided, however, that such final arbitrator shall not have worked for Landlord or Tenant during the immediately preceding five (5) years, and shall notify the parties of the identity of such third arbitrator. If the two arbitrators are unable to agree upon a third arbitrator within fifteen (15) days after the determinations in the preceding subparagraph have been disclosed, either party may, upon not less than five (5) days' written notice to the other party, apply to the American Arbitration Association for the appointment of a third arbitrator meeting the qualifications stated above, and in the event of the failure, refusal or inability of such entity to act, then either party may apply to the presiding judge for Alameda County, for the appointment of such arbitrator, and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment.
(iii)    Within thirty (30) days after submission of the matter to the third arbitrator, the third arbitrator shall select the determination by either Landlord's arbitrator or Tenant's arbitrator as the Prevailing Market Rate and shall notify Landlord and Tenant thereof. The third arbitrator, if he or she so elects, may conduct a hearing, at which Landlord and Tenant and their respective arbitrators may make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and its representatives and for questioning by the third arbitrator. No ex parte communications shall be permitted between the third arbitrator and Landlord or Tenant until after the third arbitrator has made his or her determination. The third arbitrator shall be limited solely to the issue of whether the determination by Landlord's arbitrator or Tenant's arbitrator is closest to the actual Prevailing Market Rate and shall have no right to propose a middle ground or to modify either of the two determinations or the provisions of this Lease. The decision of the third arbitrator shall be final and binding upon Landlord and Tenant, and may be enforced in accordance with the provisions of California law.
(iv)    If either Landlord or Tenant fails to appoint an arbitrator within the time period specified hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant. In the event of the failure, refusal or inability of an arbitrator to act, a successor shall be appointed in the same manner as the original arbitrator.

(v)    Each party shall pay the costs and fees of the arbitrator appointed by such party. The costs and fees of the third arbitrator, if applicable, shall be paid one-half by Landlord and one-half by Tenant.
(d)    General Provisions. The following general provisions shall apply to the Extension Option.
(i)    If Tenant properly exercises the Extension Option, once the Base Rent payable during the Extension Term is determined, the parties shall promptly execute an amendment to this Lease extending the Term and stating the amount of the Base Rent.
(ii)    If the amount of the Prevailing Market Rate is not known as of the commencement of the Extension Term, Tenant shall pay as Base Rent the average of the rates determined by the two (2) arbitrators until the amount of the Prevailing Market Rate is determined. When such determination is made, Landlord shall credit any overpayment against Tenant's next installment of Base Rent, or Tenant shall pay any deficiency to Landlord within ten (10) business days after demand.
(iii)    Subject to the provisions of this Paragraph 59, after exercise of the Extension Option, the Expiration Date shall be the last day of the Extension Term, and all references in this Lease to the Term shall be deemed to refer to the Term as extended, unless the context clearly provides to the contrary.
(iv)    Notwithstanding anything to the contrary contained herein, Tenant's Extension Option shall, at Landlord's election, be null and void if (i) Tenant is in Default under this Lease at the time of exercise of the Extension Option or at the time of commencement of the Extension Term, or (ii) Landlord has given Tenant two (2) or more notices respecting a monetary Default during the twelve (12) month period immediately preceding Tenant's exercise of the Extension Option, whether or not the Default is subsequently cured, or (iii) late charges have become payable pursuant to Paragraph 6 of this Lease three (3) or more times during the twenty-four (24) month period immediately preceding Tenant's exercise of the Extension Option, or (iv) Chronic Overuse has occurred at any time prior to exercise of the Extension Option.
(v)    If Tenant shall fail to properly exercise the Extension Option, the Extension Option shall terminate and be of no further force and effect. If this Lease shall terminate for any reason, then immediately upon such termination, the Extension Option shall simultaneously terminate and become null and void.
(vi)    The Extension Option is personal to, and may be exercised only by, the original Tenant named under this Lease, and shall remain in effect only so long as the original Tenant named herein and/or an Affiliate or a Permitted Corporation, collectively, continue(s) to occupy the entire Premises. No assignee or subtenant shall have any right to exercise the Extension Option, and the original Tenant named herein shall have no right to exercise the Extension Option on behalf of any assignee or subtenant. If the original Tenant named herein shall assign this Lease or sublet all or any portion of the Premises other than to an Affiliate or a Permitted Corporation, respectively, then effective upon such assignment or subletting, Tenant's right to exercise the Extension Option shall simultaneously terminate and be of no further force or effect. Notwithstanding anything to the contrary contained in the foregoing, any Affiliate to whom Tenant has assigned this Lease in accordance with the terms hereof shall be considered the “original Tenant” under this Paragraph 59(d)(vi).

60.	RIGHT OF FIRST OFFER
(a)    First Offer Space. Subject to the terms and conditions set forth in this Paragraph 60, Tenant shall have an ongoing right of first offer ("Right of First Offer") to lease space consisting of more than ten thousand (10,000) contiguous square feet located in that certain building (the “6210 Building”) in the Project with an address of 6210 Stoneridge Mall Road (a "First Offer Space"), if and when any such First Offer Space becomes available for lease to third parties. For purposes of this Paragraph 60, the First Offer Space shall be "available for lease to third parties" if (i) Landlord is free to lease such space to the general public, unencumbered by any renewal rights, expansion rights, rights of first offer or other similar rights of other tenants in the 6210 Building pursuant to the leases of such other tenants existing on the date of the Lease Date and (ii) Landlord intends to market the First Offer Space to the general public (i.e., the First Offer Space will not be occupied by Landlord or Landlord's property manager, or by the existing tenant or subtenant of the First Offer Space, provided the extension of the existing tenant or subtenant is pursuant to an express written provision in such tenant's lease in effect as of the Lease Date and without regard to whether such renewal is characterized by the parties thereto as a "renewal" or as a "new lease") (all of the foregoing are herein referred to as "Superior Rights"). Landlord shall have no obligation to offer the First Offer Space to Tenant, and Tenant shall have no right to lease the First Offer Space pursuant to this Paragraph 59(a), until all of the Superior Rights have expired or are otherwise waived or terminated. Nothing contained in this Paragraph 60(a) shall be deemed to impose any obligation on Landlord to refrain from negotiating with the existing tenant or subtenant of the First Offer Space in order to make the First Offer Space available to Tenant. In addition, Landlord shall have no obligation to offer the First Offer Space to Tenant if the First Offer Space does not become available for lease to third parties during the first seventy-eight (78) months after the Commencement Date.
(b)    Terms. Promptly after Landlord determines that a First Offer Space is or shall become available for lease to third parties, Landlord shall give Tenant written notice (the "First Offer Notice") that the First Offer Space will or has become available for lease to third parties (as such availability is reasonably determined in good faith by Landlord) pursuant to the terms of Tenant's Right of First Offer. (The First Offer Notice may be conditioned on the failure of a holder of Superior Rights to lease the First Offer Space.) The First Offer Notice shall set forth the material terms upon which Landlord is willing to lease the First Offer Space to Tenant, including, but not limited to: (i) the Base Rent, which shall equal Landlord's good faith estimate of the Prevailing Market Rate of the First Offer Space for the proposed term; (ii) the tenant improvements Landlord proposes to install and/or any tenant improvement allowance that Landlord proposes to pay to a tenant in connection with a lease of the First Offer Space; (iii) the anticipated date upon which possession of such First Offer Space will be available; (iv) any other material economic terms that Landlord is proposing; and (v) such other matters as Landlord in its commercially reasonable judgment may wish to include as proposed terms.
(c)    Procedure for Acceptance. Tenant may, not later than five (5) business days after Landlord gives the First Offer Notice to Tenant (the "Election Date"), at its option, deliver written notice to Landlord ("Tenant's Election Notice") electing to lease the First Offer Space upon the terms set forth in the First Offer Notice. If Tenant does not deliver Tenant's Election Notice on or before the Election Date, Tenant shall have no further rights to such First Offer Space under this Paragraph 60. Time is of the essence of this provision, and Tenant acknowledges and agrees that Landlord will have no obligation to lease the First Offer Space to Tenant if Tenant does not deliver Tenant's Election Notice within the time specified. Any qualified or conditional acceptance by Tenant of Landlord's First Offer Notice shall be deemed a counteroffer to, and a rejection of, Landlord's First Offer Notice. If Tenant's Election Notice is not a written, unconditional acceptance of Landlord's First Offer Notice, or is not delivered to Landlord by the Election Date, then Landlord shall thereafter be entitled to lease all or any portion of the First Offer Space identified in the First Offer Notice to any person or entity on any terms which may be satisfactory to Landlord, in its sole discretion; provided, however, if the business terms contained in a proposed subsequent lease are ten percent (10%) or more favorable (on a Net Economic Basis) to such person or entity than the terms contained in the First Offer Notice delivered by Landlord to Tenant, then, prior to leasing the First Offer Space to the person or entity on such terms, Landlord shall deliver another First Offer Notice to Tenant containing such modified terms as provided in this Paragraph 60, and the process specified in Paragraph 60(b) and this Paragraph 60(c) shall begin again. For purposes of this Paragraph 60(c), “Net Economic Basis” shall mean a reduction in the effective rent (calculated on the basis of amortizing, on a straight-line basis, over the terms of such lease the total rent less any concessions or inducements).
(d)    Amendment to Lease. If Tenant leases First Offer Space pursuant to this Paragraph 60, Landlord shall prepare and Tenant shall promptly execute an amendment to this Lease to add the applicable First Offer Space to the Premises upon the terms specified in the First Offer Notice, and otherwise on the terms and conditions set forth herein, and modify the applicable provisions of this Lease, including items in the Basic Lease Information such as the Base Rent, the Premises square footage, and Tenant's Proportionate Share.
(e)    General Provisions. The following general provisions apply to the Right of First Offer:
(i)    Notwithstanding anything to the contrary contained herein, Tenant's exercise of the Right of First Offer shall, at Landlord's election, be null and void if (A) Tenant is in Default under this Lease, or (B) Landlord has given Tenant two (2) or more notices respecting a Default during the twelve (12) month period immediately preceding Tenant's exercise of the Right of First Offer, whether or not such Default is subsequently cured, or (C) late charges have become payable pursuant to Paragraph 6 above three (3) or more times during the twenty-four (24) month period immediately preceding Tenant's exercise of the Right of First Offer, or (D) the 6210 Building and the Building are not owned in fee title by the same or an affiliated entity.
(ii)    If this Lease shall terminate for any reason, then immediately upon such termination, the Right of First Offer shall simultaneously terminate and become null and void.
(iii)    Tenant's right to lease the First Offer Space pursuant to this Paragraph 59 is personal to, and may be exercised only by the original named Tenant under this Lease, and shall remain in effect only so long as the original Tenant named herein and/or an Affiliate or a Permitted Corporation, collectively, continue(s) to occupy the entire Premises. No assignee or subtenant shall have any right to exercise the Right of First Offer, and the original Tenant named herein shall have no right to exercise the Right of First Offer on behalf of any assignee or subtenant. If the original Tenant named herein shall assign this Lease or sublet all or any portion of the Premises other than to an Affiliate or a Permitted Corporation, respectively, then effective upon such assignment or subletting, Tenant's right to exercise the Right of First Offer shall simultaneously terminate and be of no further force or effect. Notwithstanding anything to the contrary contained in the foregoing, any Affiliate to whom Tenant has assigned this Lease in accordance with the terms hereof shall be considered the “original Tenant” under this Paragraph 60(e)(iii).

61.	OPTION TO TERMINATE
(a)    Grant of Termination Option. Subject to the terms and conditions contained herein, Tenant shall have a one-time option (the “Termination Option”) to terminate this Lease with respect to the entire Premises at the end of the one hundred second (102nd) full calendar month following the Commencement Date (the “Early Termination Date”). The Termination Option must be exercised by Tenant giving Landlord unconditional and irrevocable written notice thereof (an “Early Termination Notice”) thereof no later than nine (9) months prior to the Early Termination Date, time being of the essence. If Tenant elects to so terminate this Lease, Tenant shall pay to Landlord a termination fee (the “Termination Fee”) equal to the sum of: (i) the Base Rent that would otherwise be payable for the Premises during the six (6) month period following the Early Termination Date; plus (ii) the unamortized portion as of the Early Termination Date (computed as set forth below) of (A) the Construction Allowance (as defined in and provided to Tenant in accordance with Exhibit B); plus (B) the brokerage commissions paid by Landlord in connection with this Lease; plus (C) the attorneys' fees and costs paid by Landlord in connection with this Lease; plus (D) the Excused Rent. For purposes of calculating the Termination Fee, the amounts to be amortized shall be amortized over one hundred thirty-eight (138) months on a straight-line basis, with interest at a rate of eight percent (8%) per annum. The effectiveness of Tenant's exercise of the Termination Option is conditioned upon Tenant's payment of the Termination Fee to Landlord simultaneously with delivery of the Termination Notice to Landlord. If Tenant fails to pay the Termination Fee to Landlord at the time of delivery of the Termination Notice to Landlord, Tenant's exercise of the Termination Option shall be null and void, and this Lease shall continue in full force and effect. Promptly following the mutual execution and delivery of this Lease, Landlord and Tenant shall cooperate reasonably and in good faith to calculate and agree upon the Termination Fee, and shall memorialize the same in a brief amendment to this Lease. Such cooperation shall include Landlord’s delivery to Tenant of Landlord’s accounting of the unamortized portions of items (A), (B) and (C) above. In the event that Landlord and Tenant fail to agree upon the Termination Fee prior to the Early Termination Notice Deadline, Tenant nevertheless shall have the right to terminate this Lease by providing the Early Termination Notice to Landlord in a timely fashion, and by paying the Termination Fee within five (5) business days of Landlord and Tenant agreeing upon the amount of the Termination Fee, and the parties agree to cooperate reasonably and in good faith to calculate and agree upon the Termination Fee as soon as reasonably practicable following Landlord’s receipt of the Termination Notice.
(b)    General Provisions. The following general provisions apply to the Termination Option:
(vii)    Notwithstanding anything to the contrary contained herein, Tenant's exercise of the Termination Option shall, at Landlord's election, be null and void if Tenant is in Default under this Lease, on the date of

Landlord's receipt of the Termination Notice or at any time thereafter prior to the Early Termination Date. Tenant's exercise of the Termination Option shall not operate to cure any such Default of this Lease by Tenant, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of a default by Tenant.
(viii)    If Tenant exercises the Termination Option and pays the Termination Fee as provided above, Tenant shall surrender the Premises in the condition required pursuant to Paragraph 11 above on or before the Early Termination Date. If Tenant fails to so vacate and surrender possession of the Premises on the Early Termination Date, the provisions of Paragraph 35 above shall apply to Tenant's continued occupancy of the Premises.
(ix)    If Tenant shall fail to timely exercise the Termination Option, the Termination Option shall expire and be of no further force and effect.
(x)    The Termination Option is personal to, and may be exercised only by, the original Tenant named under this Lease, and shall remain in effect only so long as the original Tenant named herein and/or an Affiliate or a Permitted Corporation, collectively, continue(s) to occupy the entire Premises. No assignee or subtenant shall have any right to exercise the Termination Option, and the original Tenant named herein shall have no right to exercise the Termination Option on behalf of any assignee or subtenant. If the original Tenant named herein shall assign this Lease or sublet all or any portion of the Premises other than to an Affiliate or a Permitted Corporation, respectively, then effective upon such assignment or subletting, Tenant's right to exercise the Termination Option shall simultaneously terminate and by of no further force or effect. Notwithstanding anything to the contrary contained in the foregoing, any Affiliate to whom Tenant has assigned this Lease, in accordance with the terms hereof shall be considered the “original Tenant” under this Paragraph 61(b)(v).
(xi)    In the event Tenant exercises any Right of First Offer (i) such that the First Offer Space consists of one (1) floor or more of the 6210 Building, or (ii) after the sixtieth (60) month of the Term, then the Termination Option shall automatically terminate, and Tenant shall have no further rights under this Paragraph 61. In the event Tenant exercises any Right of First Offer and the Termination Option is not terminated, then the Termination Fee (as defined above) shall be increased respecting the First Offer Space by an amount equal to the sum of: (i) the Base Rent that would otherwise be payable for the First Offer Space during the six (6) month period following the Early Termination Date; plus (ii) the unamortized portion as of the Early Termination Date (computed as set forth below) of (A) any alteration or improvement allowance provided in connection with the First Offer Space; plus (B) any brokerage commissions paid by Landlord in connection with such First Offer Space; plus (C) the attorneys' fees and costs paid by Landlord in connection with documenting the lease of the First Offer Space; plus (D) the any free or excused rent granted in connection with the First Offer Space. For purposes of calculating the foregoing amortization, the amounts to be amortized shall be amortized over the original Term respecting the First Offer Space on a straight-line basis, with interest at a rate of eight percent (8%) per annum.

62.	COUNTERPARTS
This Lease may be executed in one or more counterparts, and each of which, so executed, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. This Lease may be executed in electronic including so-called “pdf” format and each party has the right to rely upon an electronic or pdf counterpart of this Lease signed by the other party to the same extent as if such party had received an original counterpart.

63.	MISCELLANEOUS
The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “but not limited to” and lists following such words shall not be interpreted to be exhaustive or limited to items of the same type as those enumerated. The word “days” means calendar days, except if the last day for performance occurs on a Saturday, Sunday or legal holiday, then the next succeeding business day shall be the last day for performance. The phrase “business days” means Monday through Friday, excluding holidays. Should Landlord be advised by counsel that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, Tenant agrees that this Lease may be modified as may be required to avoid such characterization as unrelated business income, and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor; provided, however, that any such modification shall not increase any expense payable by Tenant hereunder or in any other way materially and adversely change the rights and obligations of Tenant hereunder and further provided that within ten (10) business days following receipt of Tenant’s written billing, Landlord shall reimburse Tenant for the reasonable accounting and legal fees incurred by Tenant in complying with the foregoing.
[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

Landlord:
6200 STONERIDGE MALL ROAD INVESTORS, LLC,
a Delaware limited liability company
By: TPF Equity REIT Operating Partnership LP,
a Delaware limited partnership,
its sole member
By: TPF Equity REIT Operating Partnership GP LLC,
a Delaware limited liability company,
its general partner
By: /s/ Timothy J. Cahill
Name: Timothy J. Cahill
Title: Executive Director – Asset Management
Date: February 9, 2016
By: /s/ Thomas EngerName: Thomas Enger
Title: Executive Director
Date: February 9, 2016

Tenant:
BLACKHAWK NETWORK, INC.,
an Arizona corporation
By: /s/ Jerry Ulrich
Name: Jerry Ulrich
Title: Chief Financial Officer
Date: February 8, 2016

By: /s/ Suzanne Kinner
Name: Suzanne Kinner
Title: General Vice President
Date: February 8, 2016

EXHIBIT A-1
DIAGRAM OF THE PREMISES

PLEASANTON CORPORATE COMMONS
BUILDING C
FIRST FLOOR

PLEASANTON CORPORATE COMMONS
BUILDING C
SECOND FLOOR

PLEASANTON CORPORATE COMMONS
BUILDING C
THIRD FLOOR

PLEASANTON CORPORATE COMMONS
BUILDING C
FOURTH FLOOR

PLEASANTON CORPORATE COMMONS
BUILDING C
FIFTH FLOOR

EXHIBIT A-2
SITE PLAN

680 Freeway
North
Monument Sign #1
Current
Monument Sign #2
Monument Sign #2
Relocated
53-48
1-15
1-7
1-17
1-24
25-47
6220
6230
6200
6210
South
Reserved
Visitor
Carpool
Alt Fuel
Stoneridge Mall Road

EXHIBIT B
TENANT IMPROVEMENTS WORK LETTER
This exhibit (the “Work Letter,” is and shall constitute Exhibit B to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit B are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit B have the meanings ascribed to such terms in the Lease. The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of all alterations, additions and improvements that Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant under the Lease. Such alterations, additions and improvements to the Premises are referred to in this Work Letter as the "Tenant Improvements," and the work of constructing the Tenant Improvements is referred to as the "Tenant Improvement Work."
Landlord and Tenant agree as follows:
1.GENERAL.
1.1.    Tenant is solely responsible for designing the Tenant Improvements and performing the Tenant Improvement Work (subject to Landlord's rights of review and approval set forth in this Work Letter).
1.2.    Landlord's sole interest in reviewing and approving the “Construction Drawings” (as hereinafter defined) is to protect the Building and Landlord's interests, and no such review or approval by Landlord shall be deemed to create any liability of any kind on the part of Landlord, or to constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval that the Space Plans or Final Working Drawings are correct or accurate, or are in compliance with any applicable Laws.
1.3.    Landlord shall contribute (subject to the terms and conditions set forth in this Work Letter) the amount specified in Section 4.1 below as the "Construction Allowance," toward the costs of performing the Tenant Improvement Work.
1.4.    Tenant shall be responsible for all costs of designing the Tenant Improvements and performing the Tenant Improvement Work to the extent such costs exceed the Construction Allowance.
1.5.    Any default by Tenant under this Work Letter shall constitute a default under the Lease. If a Default occurs under the Lease or a default occurs under this Work Letter at any time on or before the “Date of Substantial Completion” (as hereinafter defined), then in addition to all other rights and remedies granted to Landlord under the Lease, Landlord shall have the right to withhold payment of all or any portion of the Construction Allowance and/or Landlord may cause Tenant's Contractor (as hereinafter defined) to cease construction of the Tenant Improvements, and all other obligations of Landlord under this Work Letter shall be suspended until such time as the default is cured.
1.6.    The "Date of Substantial Completion" shall mean the date on which the Tenant Improvements are substantially complete, except for finishing details, decorative items, minor omissions, mechanical adjustments, and similar items of the type customarily found in an architectural punchlist, and Tenant may legally occupy the entire Premises.
2.DESIGN AND APPROVAL OF THE TENANT IMPROVEMENTS.
2.1.    Selection of Tenant's Architect; Construction Drawings.
(a)    Tenant shall retain an architect/space planner ("Tenant's Architect") to prepare the Construction Drawings. Tenant's Architect shall be subject to the written approval of Landlord, which approval will not be unreasonably withheld, conditioned or delayed. Tenant shall retain engineering consultants reasonably

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designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety and sprinkler work, if any, in the Premises in connection with the Tenant Improvements. Landlord shall use commercially reasonable efforts to insure that the rates of the Engineers so designated by Landlord are competitive with those of similarly designated engineers of Comparable Buildings. The plans and drawings to be prepared by Tenant's Architect and the Engineers hereunder shall be known, collectively, as the "Construction Drawings."
(b)    All Construction Drawings shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned (except as set forth herein) or delayed. If available, Landlord shall supply Tenant with a set of “as-built” drawings of the Building which Tenant may use in connection with the preparation of the Construction Drawings, but Tenant agrees that Landlord shall have no liability for the completeness or accuracy thereof, and Tenant's Architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such as-built drawings, as well as the physical limitations of Building systems.
2.2.    Space Plans. Prior to drafting any Construction Drawings, Tenant shall furnish Landlord with Tenant's final space plans for the Premises ("Space Plans"). The Space Plans shall show locations of all proposed improvements, including partitions, cabinetry, equipment and fixtures, shall identify materials and finishes by location, and shall specify the location of any proposed structural floor penetrations or reinforcements, the location and extent of floor loading in excess of Building capacity, if any, any special HVAC requirements, the location and description of any special plumbing requirements, and any special electrical requirements. In addition, the Space Plans shall show telephone and telecommunications facilities, and computer and electronic data facilities. Landlord shall approve or disapprove the Space Plans by written notice given to Tenant within ten (10) business days after receipt of the Space Plans. Landlord shall not unreasonably withhold or condition its approval of the Space Plans, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its approval of the Space Plans if, in Landlord's good faith judgment, the proposed improvements depicted on the Space Plans: (a) do not comply with applicable Laws; (b) are not consistent with the quality and character of the Project; (c) are likely to adversely affect Building Systems, the structure of the Building or the safety of the Building and/or its occupants; (d) might impair Landlord's ability to furnish services to Tenant or other tenants in the Project; (e) could or would increase the cost of operating the Building or the Project; (f) contain or use Hazardous Materials; (g) would adversely affect the appearance of the Building or the Project or the marketability of the Premises to subsequent tenants; (h) might adversely affect another tenant's premises or such other tenant's use and enjoyment of such premises; (i) are prohibited by any private restrictions or any mortgage, trust deed or other instrument encumbering the Building and/or the Project; or (j) are not, at a minimum, in accordance with Landlord's building standards, the Construction Rules and Regulations, or the Building's Sustainability Practices or Green Building Standards. Landlord may withhold its approval of the Space Plans if any one or more of the foregoing situations exist; provided, however, that the foregoing reasons shall not be the only reasons for which Landlord may withhold its approval, whether such other reasons are similar or dissimilar to the foregoing provided such other reasons are commercially reasonable. If Tenant's proposed interior partitioning or other aspects of the Tenant Improvement Work will, in Landlord's good faith judgment, require changes or alterations in the fire protection sprinkler system, HVAC system or other Building Systems outside of the Premises, and Landlord approves such changes or alterations, such changes or alterations outside the Premises shall be made by Landlord, at Tenant's expense, subject to the application of the Construction Allowance. If Landlord disapproves the Space Plans, Landlord shall return the Space Plans to Tenant with a statement of Landlord's reasons for disapproval, and specifying any required corrections and/or revisions. Landlord shall approve or disapprove of any revisions to the Space Plans by written notice given to Tenant within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Space Plans.
2.3.    Final Working Drawings. Following Landlord's approval of the Space Plans, Tenant shall cause Tenant's Architect and the Engineers to prepare and submit for Landlord's approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, electrical, plumbing, HVAC, life safety and sprinkler working drawings for the Tenant Improvement Work, in a form which is sufficiently complete to permit subcontractors to bid on the work (collectively, the "Final Working Drawings"). Tenant shall furnish Landlord with four (4) copies signed by Tenant of such Final Working Drawings.

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Landlord shall approve or disapprove of the Final Working Drawings by giving written notice to Tenant within ten (10) business days after receipt thereof. Landlord shall not unreasonably withhold, condition or delay its approval of the Final Working Drawings, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Working Drawings for any of the reasons specified in Section 2.2 above, or if in Landlord's good faith judgment, the Final Working Drawings are inconsistent with, or do not conform to, the Space Plans. If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a statement of Landlord's reasons for disapproval and specifying any required corrections or revisions. Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Final Working Drawings (as so approved, the "Approved Working Drawings").
3.CONSTRUCTION OF TENANT IMPROVEMENTS.
3.1.    Contracts with Tenant's Contractor and Subcontractors.
(a)    Tenant shall retain a licensed general contractor as the contractor for the construction of the Tenant Improvements ("Tenant's Contractor"). Tenant's Contractor must be experienced in the performance of work comparable to the work of the Tenant Improvements in buildings comparable to the Building, and shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. All subcontractors, laborers, materialmen and suppliers used by Tenant (such subcontractors, laborers, materialmen and suppliers, together with Tenant's Contractor, are collectively referred to herein as "Tenant's Construction Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord reserves the right to require that any work to be performed on the life-safety, electrical, plumbing, heating, ventilation, air-conditioning, fire-protection, telecommunications or other Systems serving the Premises (whether such Systems are located within or outside the Premises) be performed by subcontractors reasonably specified by Landlord and provided the rates of such subcontractors are competitive with similarly designed subcontractors performing work on Comparable Buildings.
(b)    Tenant shall furnish Landlord with true and correct copies of all construction contracts between Tenant and Tenant's Contractor relating to the Tenant Improvement Work, provided that Landlord's review of such contracts shall not relieve Tenant from its obligations under this Work Letter nor shall such review be deemed to constitute Landlord's representation that such contracts comply with the requirements of this Work Letter. All such contracts shall expressly provide that (i) the work to be performed thereunder shall be subject to the terms and conditions of this Work Letter, including, without limitation, that such work shall comply with the Construction Rules and Regulations, the Building's Sustainability Practices and Green Building Standards and (ii) the Tenant Improvement Work (or in the case of a subcontractor, the portion thereof performed by such subcontractor), including all equipment installed as part of the Tenant Improvement Work, shall be warranted in writing to Tenant and Landlord to be free from any defects in workmanship and materials for a period of not less than one (1) year from the Date of Substantial Completion. Tenant agrees to give to Landlord any assignment or other assurances which may be reasonably necessary to permit Landlord to directly enforce such warranties (such warranties shall include, without additional charge, the repair of any portion of the Building or Common Areas which may be damaged as a result of the removal or replacement of the defective Tenant Improvements). Tenant shall cause Tenant's Construction Agents to engage only labor that is harmonious and compatible with other labor working in the Building. In the event of any labor disturbance caused by persons employed by Tenant or Tenant's Contractor, Tenant shall immediately take all actions reasonably necessary to eliminate such disturbance. If at any time any of Tenant's Construction Agents hinders or delays any other work of improvement in the Building, or performs any work which may or does impair the quality, integrity or performance of any portion of the Building, including any portions of the Systems, Tenant shall cause such subcontractor, laborer, materialman or supplier to leave the Building and remove all tools, equipment and materials immediately upon written notice delivered to Tenant, and, without limiting Tenant's indemnity obligations set forth in Paragraph 16(a) of the Lease, Tenant shall reimburse Landlord for all costs, expenses, losses or damages incurred or suffered by Landlord resulting from the acts or omissions of such Tenant's Agents in or about the Building.

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3.2.    Permits. Tenant shall obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all Laws applicable to, the construction of the Tenant Improvements in accordance with the Approved Working Drawings (collectively, the "Permits"). Tenant agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any Permits or the certificate of occupancy for the Premises, and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord will cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such Permit or certificate of occupancy. Any amendments or revisions to the Approved Working Drawings that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant's Architect, at Tenant's expense (provided that to the extent funds are available, such expense may be reimbursed from the Construction Allowance), and submitted to Landlord for Landlord's review and approval as a “Change Order” (as defined in and) under Section 5 below. If Landlord disapproves of such amendments or revisions, Landlord shall return the same to Tenant with a statement of Landlord's reasons for disapproval, or specifying any required corrections. This procedure shall be repeated until Landlord approves the amendments or revisions and all Permits have been obtained for the Approved Working Drawings, as so amended. Tenant acknowledges and agrees that Tenant, at Tenant's expense (subject to application of the Construction Allowance, to the extent available), is responsible for performing all accessibility and other work required to be performed in connection with the Tenant Improvement Work, including, but not limited to, any "path of travel" or other work outside the Premises; provided, however, that Landlord may elect upon written notice to Tenant, to perform any such work in the Common Areas or elsewhere outside the Premises, at Tenant's expense (subject to application of the Construction Allowance, to the extent available).
3.3.    Commencement of Work. At least ten (10) days prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord a notice specifying the date Tenant will commence construction of the Tenant Improvements, the estimated Date of Substantial Completion, and the construction schedule provided by Tenant's Contractor. In addition, prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord the following: (a) all Permits required to commence construction of the Tenant Improvements; (b) a copy of the executed construction contract with Tenant's Contractor, in the form previously approved by Landlord, together with a detailed breakdown, by trade, of the final costs to be incurred, or which have theretofore been incurred, in connection with the design and construction of the Tenant Improvements, which costs of construction form a basis for the amount of the construction contract; and (c) true and correct copies of all policies of insurance, or original certificates thereof executed by an authorized agent of the insurer or insurers, together with any endorsements referred to in Section 3.5 below, confirming to Landlord's reasonable satisfaction compliance with the insurance requirements of this Work Letter.
3.4.    Performance of Work. All work performed by Tenant's Contractor shall: (a) strictly conform to the Approved Working Drawings; (b) comply with all applicable Laws (including building codes), all applicable standards of the American Insurance Association and the National Electrical Code, and all building material manufacturer's specifications; (c) comply with all rules and regulations from time to time reasonably adopted by Landlord to govern construction in or about the Building, including the Construction Rules and Regulations; (d) shall be performed in a good and professional manner, consistent with industry standards applicable to Class A office space in Alameda County, the Building's Sustainability Practices and Green Building Standards; and (e) be performed at such times and in such manner so as not to interfere with the performance of any other work within the Building or with Landlord's maintenance or operation of the Building. At all times during construction of the Tenant Improvements, Landlord and Landlord's employees and agents shall have the right to enter the Premises to inspect the Tenant Improvement Work, and to require the correction of any faulty work or any material deviation from the Approved Working Drawings. Tenant shall not close-up any Tenant Improvement Work affecting the life safety, telecommunications, heating, ventilation and air conditioning, plumbing, electrical or other Systems in the Premises until the same have been inspected and approved by Landlord's Agents. No inspection or approval by Landlord of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any applicable Laws, and Tenant shall be fully responsible and liable therefor. In addition to the Construction Administration Costs under Section 4.3 below, Tenant shall

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reimburse Landlord for the cost of any repairs, corrections or restoration which must be made, in Landlord's good faith judgment, to the Premises or any other portion of the Building, if caused by Tenant's Contractor or any other of Tenant's Agents.
3.5.    Insurance. At all times during the construction of the Tenant Improvements (and in the case of Products and Completed Operations Coverage, for 5 years following Date of Substantial Completion), in addition to the insurance required to be maintained by Tenant under the Lease, Tenant shall require all of Tenant's Agents to maintain (a) Commercial General Liability Insurance with limits of not less than $2,000,000 for bodily injury and property damage, including personal injury and death, and Contractor's Protective Liability, and Products and Completed Operations Coverage in an amount not less than $1,000,000 per incident; (b) Automobile Liability insurance with a policy limit of not less than $1,000,000 each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 "any auto", and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; (c) Workers’ Compensation with statutory limits and Employers’ Liability Insurance with limits of not less than $500,000 per accident, $500,000 aggregate disease coverage and $100,000 disease coverage per employee. In addition, Tenant or Tenant's Contractor shall carry "Builder's Risk" insurance in an amount reasonably approved by Landlord covering the construction of the Tenant Improvements, including such extended coverage endorsements as may be reasonably required by Landlord. Tenant's liability insurance shall be written on an "occurrence" basis and shall name Landlord, the Holder of any Superior Mortgage and Landlord's designated agents as additional insureds (by endorsement or equivalent form as reasonably acceptable to Landlord). The "Builder's Risk" insurance shall name Landlord and such other parties as Landlord may reasonably specify as the loss payee(s) with respect to all proceeds received therefrom. All of the insurance required to be carried by Tenant hereunder shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, shall provide that Landlord shall receive thirty (30) days' written notice prior to any cancellation or change of coverage, and shall be placed with companies which are rated A-:XIII or better by AM Best and licensed to business in the State of California. All deductibles and self-insured retentions under Tenant's policies are subject to Landlord's reasonable approval, and all insurance maintained by Tenant's Construction Agents shall preclude subrogation claims thereunder by the insurer against Landlord Insureds. Tenant's compliance with the provisions of this Section shall in no way limit Tenant's liability under any of the other provisions of the Lease.
3.6.    Liens. Tenant shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to remove any such lien within ten (10) business days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 8424 and all costs and obligations incurred by Landlord in so doing shall immediately become due and payable by Tenant to Landlord as Additional Rent under the Lease. Landlord shall have the right to post and keep posted on the Premises any notices that may be required or permitted by Laws, or which Landlord may deem to be proper, for the protection of Landlord and the Building from such liens. Promptly following completion of construction, Tenant shall provide Landlord a copy of a final unconditional lien release from Tenant's Contractor and each of Tenant's Agents who performed work or supplied materials for the Tenant Improvements. Upon completion of construction, Tenant shall promptly record a Notice of Completion in accordance with California Civil Code Section 8182 and provide a copy thereof to Landlord.
4.RESPONSIBILITY FOR DESIGN AND CONSTRUCTION COSTS.
4.1.    Construction Allowance. Landlord will contribute to the costs of performing the Tenant Improvement Work, as depicted on the Approved Working Drawings, and as otherwise provided herein, to the extent of the lesser of (a) Six Million Seven Hundred Thousand Five Hundred Ninety Dollars ($6,700,590.00) (calculated at the rate of $45.00 per square foot of rentable square footage of the Premises) or (b) the actual cost for such work (the "Construction Allowance"). Tenant shall pay all costs in excess of the Construction Allowance for the design and construction of the Tenant Improvements. Except as otherwise specified in this Work Letter, the Construction Allowance may be applied only to the payment or reimbursement of: (i) the cost of architectural fees and costs; (ii) the cost of obtaining Permits and other similar approvals and the costs and expenses incurred by Landlord in connection with coordinating and observing the Tenant Improvement Work, including, without limitation, the

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“Construction Administration Costs” (as hereinafter defined); and (iii) documented costs of labor and materials incorporated into the Tenant Improvements (excluding all costs of furnishings, fixtures, equipment, signage and other personal property, including switches, servers, routers and similar data and telecommunications cabling and equipment). Notwithstanding the foregoing, up to Two Million Ten Thousand One Hundred Seventy-seven Dollars ($2,010,177.00) (which is 30% of the Construction Allowance) may be utilized by Tenant for the purchase and installation of furniture, fixtures and equipment (“FF&E”) in the Building, and to reimburse Tenant for any amounts that may have been paid by Tenant to the prior occupant of the Premises in consideration for such prior tenant’s agreement to terminate its lease of the Premises early.
4.2.    Disbursement of Construction Allowance. Provided that (a) this Lease is then in full force and effect, and (b) Tenant is not then in default, beyond all applicable cure periods, of any of its obligations under the Lease, including, without limitation, Tenant's obligations under this Work Letter to perform Tenant Improvement Work in accordance with the Approved Working Drawings and all applicable Laws, Landlord shall pay the Construction Allowance to Tenant, less any amounts deducted therefrom pursuant to Section 4.3 below, within thirty (30) days after satisfactory completion of the Tenant Improvement Work and submission by Tenant of (i) two (2) full sets of blue line "as-built" drawings, together with a CAD disk showing the Tenant Improvements (updated by Tenant's Architect as necessary to reflect all changes made to the Approved Working Drawings during the course of construction), (ii) specification cut sheets for all non-Building standard equipment and lighting, (iii) a written statement from Tenant's Architect that the work described on any such invoices has been completed in accordance with the Approved Working Drawings, (iv) properly executed mechanics' lien releases in compliance with California Civil Code Section 8138 from all of Tenant's Construction Agents, (v) copies of all Permits, licenses, certificates and other governmental authorizations and approvals necessary in connection with, and indicating final approval of, the Tenant Improvement Work, and which may be necessary for the operation of Tenant's business within the Premises, (vi) a copy of the final air balancing report, (vii) warranties and manuals for all installed equipment, and (viii) a statement of total design and construction fees and costs. Tenant shall submit the documents described in clauses (i) through (viii) above to Landlord within sixty (60) days following the Date of Substantial Completion. With regard to disbursements for any purchase of FF&E or as reimbursement for early termination consideration as provided in Section 4(a) above, Landlord shall disburse such amount within thirty (30) days after Landlord’s receipt from Tenant of documentary evidence reasonably satisfactory to Landlord of Tenant’s payment of such amounts. In no event shall Landlord have any obligation to disburse any amounts hereunder in excess of the Construction Allowance. Additionally, Tenant shall be deemed to have waived any right to receive any portion of the Construction Allowance which has not been properly requested by December 31, 2017, and Landlord shall have no further obligation to disburse any such unrequested portion of the Construction Allowance after December 31, 2017.
4.3.    Construction Administration Costs. Tenant shall pay to Landlord (a) a fee in the amount of (i) four percent (4%) of the first $100,000.00 of “hard” cost to construct the Tenant Improvement Work, plus (ii) two percent (2%) of the “hard” cost to construct the Tenant Improvement Work exceeding $100,000.00, to compensate Landlord for coordinating and observing the Tenant Improvement Work, plus (b) all of Landlord's actual out-of-pocket third-party costs incurred in connection with the Tenant Improvement Work, including, without limitation, all management, engineering, outside consulting and construction fees incurred by or on behalf of Landlord for the review and approval of the Space Plans and Construction Drawings (collectively, the "Construction Administration Costs"). Landlord shall be entitled to charge the amount of the Construction Administration Costs against the Construction Allowance required to be contributed by Landlord hereunder, or if funds are not available from the Construction Allowance for such purposes, Tenant will pay such amounts within twenty (20) days following delivery of Landlord's written invoice.
5.CHANGE ORDERS. Landlord will not unreasonably withhold its approval of (a) any request by Tenant, or by Tenant's Contractor with Tenant's approval, to amend or change the Approved Working Drawings provided such change or amendment does not diminish the quality of construction of the Tenant Improvements, or (b) any change or amendment to the Approved Working Drawings that may be necessary to obtain any Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a "Change Order"). Without limiting the generality of the foregoing, however, Tenant acknowledges that it shall not be unreasonable for Landlord to withhold consent to any Change Order if any of the circumstances

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listed in clauses 2.2(a) through 2.2(l) of this Work Letter apply. No material changes or modifications to the Approved Working Drawings shall be made unless by written Change Order signed by Landlord and Tenant. Tenant shall pay all costs attributable to Change Orders, including costs reasonably incurred by Landlord in reviewing proposed Change Orders (provided that to the extent funds are available, such costs may be paid or reimbursed from the Construction Allowance).
6.OWNERSHIP OF TENANT IMPROVEMENTS. The Tenant Improvements shall be deemed, effective upon installation, to be a part of the Premises and shall be deemed to be the property of Landlord (subject to Tenant's right to use the same during the Term of the Lease), and shall be surrendered at the expiration or earlier termination of the Term, unless Landlord shall have conditioned its approval of the Space Plans, Final Working Drawings or any Change Order on Tenant's agreement to remove any items thereof, in which event, prior to the expiration or termination of the Term, the specified items shall be removed at Tenant's expense, any damage caused by such removal shall be repaired, and the Premises shall be restored to its condition existing prior to the installation of the items in question, normal wear and tear and damage by casualty and the elements excepted. The removal, repair and restoration described above shall, at Landlord's sole election, be performed either by Tenant or by Landlord; and if such work shall be performed by Landlord, Tenant shall pay to Landlord, within ten (10) business days following Landlord's demand, the reasonable cost and expense of such work.
7.REPRESENTATIVES.
7.1.    Tenant's Representative. Tenant has designated its Director of Facilities, Craig Crist, 6220 Stoneridge Mall Road, Pleasanton, California 94588, (T) 925.226.9898, (M) 925.519.4931, Craig.Crist@bhnetwork.com, as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.
7.2.    Landlord's Representative. Landlord has designated Sonia Sharma, (T) 925.734.8400, sonia.sharma@hines.com as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.
All notices under this Work Letter shall be given in accordance with Paragraph 33 of the Lease.
Tenant shall pay to Landlord, as Additional Rent, all amounts due under the terms of this Exhibit B within ten (10) business days following delivery of Landlord's invoice therefor, which invoices shall be rendered monthly or at such other intervals as Landlord shall determine. The provisions of Paragraphs 6 and 45 of the Lease shall apply with respect to amounts not paid when due.
Any failure by Tenant to perform its obligations under this Exhibit B on a timely basis shall constitute a Default under the Lease. If a Default occurs under the Lease or a Default occurs under this Work Letter at any time on or before the Date of Substantial Completion, then in addition to all other rights and remedies granted to Landlord under the Lease, all obligations of Landlord under this Work Letter shall be suspended until such time as the Default is cured.

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EXHIBIT C
RULES AND REGULATIONS
This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit C to the Lease, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit C have the meanings ascribed to such terms in the Lease.
1.Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.
2.    All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord. Window coverings installed as of the Lease Date are hereby deemed approved.
3.    Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.
4.    Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord.
5.    Tenant shall park motor vehicles in Parking Areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated Parking Areas after the conclusion of normal daily business activity.
6.    Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Project and shall cooperate to prevent same.
7.    No person shall go on the roof without Landlord’s permission.
8.    All goods, including material used to store goods, delivered to the Premises shall be immediately moved into the Premises and shall not be left in parking or exterior receiving areas overnight.
9.    Tenant shall not store or permit the storage or placement of goods or merchandise in or around the Common Areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.
10.    Tenant shall not permit any animals, including, but not limited to, any household pets (but excluding service animals, which are permitted), to be brought or kept in or about the Building, the Project or any of the Common Areas.
11.    Tenant shall cooperate with Landlord’s efforts to implement the Building’s Sustainability Practices and the applicable Green Building Standards, if any, including, but not limited to, complying with Landlord’s then-current energy saving efforts and participating in any recycling programs and occupant satisfaction and transportation surveys.
12.    Tenant shall report maintenance problems involving water and moist conditions in the Premises to the Property Manager promptly, and shall conduct its business in a manner reasonably planned to prevent unusual moisture conditions or mold growth

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13.    Tenant shall not block or inhibit the flow of return or make up air into the HVAC system and shall maintain the Premises at a consistent temperature and humidity level in accordance with written instructions provided to Tenant by the Property Manager in advance.
14.    Tenant shall maintain water in all drain traps in the Premises at all times.
15.    No smoking (including use of e‑cigarettes and smokeless cigarettes) is permitted in the Building or within 25 feet of any entrance to the Building, public walkways or the Building’s outdoor air intakes.
Landlord agrees that unless specifically set forth herein to the contrary, any judgments, consents or approvals to be provided by Landlord pursuant to these Rules and Regulations shall not be made, withheld or delayed unreasonably

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EXHIBIT D
FORM OF ESTOPPEL CERTIFICATE
____________________, a _______________ (“Tenant”) hereby certifies to ____________________ and its successors and assigns that Tenant leases from ____________________, a _______________ (“Landlord”) approximately _____ square feet of space (the “Premises”) in __________ pursuant to that certain Lease Agreement dated __________, 20___ by and between Landlord and Tenant, as amended by _________________________ (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to ____________________, that as of the date hereof:
1.The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.
2.    Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor, except as follows: ________________________________________________. Tenant is not entitled to any further payment or credit for tenant work, except as follows: __________________________________.
3.    The initial term of the Lease commenced __________, 20___ and shall expire __________, 20___. Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises: ___________________________________.
4.    Tenant has not paid any rentals or other payments more than one (1) month in advance, except as follows: ___________________________________.
5.    Base Rent payable under the Lease is _______________ Dollars ($__________). Base Rent and Additional Rent have been paid through __________, 20___. There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease, except as follows: _______________________________________.
6.    There are no concessions, bonuses, free Rent, rebates or other matters affecting the Rent, except as follows: ___________________________________.
7.    No security or other deposit has been paid with respect to the Lease, except as follows: ___________________________________.
8.    Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of Rent, except as follows: ___________________________________. Tenant has received no notification form Landlord indicating that Tenant is in default under any of the terms and conditions of the Lease or indicating there are now any facts or conditions which, with notice or lapse of time or both, will become such a default, except as follows: ________________________________.
9.    Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises, except as follows: ___________________________________.
10.    Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.

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11.    The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.
Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises. Terms defined in the Lease have the same meaning here.
IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this _____ day of __________, 20___.

Tenant:	, a By: Name: Title:

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EXHIBIT E
TENANT'S INSURANCE REQUIREMENTS FOR VENDORS AND CONTRACTORS
Vendors: A “Vendor,” which, as used herein, shall mean a supplier of professional or technical services such as legal, accounting, information technology, financial or health related products or services will, at such Vendor’s expense, maintain insurance policies that cover Vendor’s activities under this Agreement and the activities of Vendor’s employees, agents and representatives, including, but not limited to, workers compensation insurance and commercial general liability, bodily injury liability or property damage liability with minimum limits of insurance of $1,000,000 per claim and $2,000,000 annual aggregate. Vendor’s insurance shall be primary to any insurance maintained by Blackhawk and its affiliates and landlord. Upon the request of Blackhawk, Vendor shall provide Blackhawk with a certificate of insurance evidencing such coverage. In addition, Vendor will provide Blackhawk with thirty (30) days advance written notice of any cancellation or reduction in such insurance coverage or limits.

Contractors: A “Contractor,” which, as used herein, shall mean a supplier of construction services for the actual physical improvement or alteration of the Premises, shall, without limiting such Contractor’s indemnification of Blackhawk, obtain, pay for, and maintain in full force and effect, insurance with limits, coverages, terms, and conditions at least as broad as shown below:

(a)    Workers’ compensation and employers’ liability insurance with limits to conform with the greater of the amount required by California law or one million dollars ($1,000,000), with a limit of one million dollars ($1,000,000) per person subject to an aggregate limit of one million dollars ($1,000,000) per annum;
(b)    Commercial general liability insurance with limits not less than two million dollars ($2,000,000) combined single limit per occurrence for bodily injury, death, and property damage, including personal injury, contractual liability, independent contractors, broad-form property damage, and products and completed operations coverage.  The general aggregate limit shall apply separately to this Agreement or the general aggregate shall be twice the required per occurrence limits; and
(c)    Professional Liability Insurance with limits not less than one million dollars ($1,000,000) annual aggregate for all claims each policy year.
If Contractor fails to keep in effect at all times the insurance coverages required above, Blackhawk may, in addition to and cumulative with any other remedies available, withhold payments to Contractor in an amount sufficient to procure the insurance required herein.
Upon written request by Blackhawk, Contractor will provide to Blackhawk policy extracts and policy form numbers to clarify an insurance certificate or as otherwise needed in the course of Blackhawk’s business activities.  Contractor shall provide for thirty (30) days’ prior written notice to Blackhawk in the event of cancellation, lapse, material change or expiration of each such policy.  Upon the request of Blackhawk, Contractor will furnish Blackhawk with a certificate of insurance evidencing the insurance required hereunder.

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